Exhibit 10.1
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

X
IN RE DORAL FINANCIAL CORPORATION	:
SECURITIES LITIGATION	:	05 MD 1706 (RO)
:
This Document Relates to ALL ACTIONS, including:	:
:
Consolidated Class Action Complaint (05-md-1706;	:
05-cv-4014; 05-cv-4026; 05-cv-4074; 05-cv-4077;	:
05-cv-4087; 05-cv-4098; 05-cv-4113; 05-cv-4141;	:
05-cv-4233; 05-cv-4250; 05-cv-4294; 05-cv-4413;	:
05-cv-4973; 05-cv-5212; 05-cv-5213; 05-cv-9298;	:
05-cv-9299; 05-cv-5565);	:
:
Gavov v. Levis, 05-cv-5248;	:
:
Freeborn v. Levis, 05-cv-5250;	:
:
Rosenbaum Capital, LLC v. Levis, 05-cv-5486;	:
:
Corwin v. Levis, 06-cv-7711;	:
:
Fox v. Levis, 07-cv-3252; and	:
:
Jordan v. Doral Financial Corp, 05-cv-8882.	:
:
X
STIPULATION AND AGREEMENT OF PARTIAL SETTLEMENT
     This Stipulation and Agreement of Partial Settlement (the “Stipulation”) is entered into among (i) the Lead Plaintiff,1 the Named Plaintiffs, and the Class, (ii) the Lead Derivative Plaintiff and the Shareholders, and (iii) the Settling Defendants, all by and through the undersigned attorneys.
     This Stipulation is intended by the Parties to fully and finally compromise, resolve, discharge, and settle the Released Claims subject to the terms and conditions set forth below.

[1]	Except where stated otherwise, all capitalized terms are defined in Section 1 of this Stipulation.

     WHEREAS:
The Litigation
     A. On June 10, 2005, Lead Derivative Plaintiff filed a Derivative Complaint in this Court on behalf of Doral, which is named as a nominal party only, against the Settling Derivative Defendants. The Derivative Complaint charged some of the Settling Derivative Defendants with, inter alia, breach of fiduciary duty.
     B. On October 31, 2005, and thereafter, the actions listed in the caption of this Stipulation were transferred to, or filed in, the Court, along with other related actions pursuant to an Order of the Judicial Panel on Multi District Litigation, under the Master File No. 05 MD 1706. Pursuant to a December 15, 2005 Order of the Court (Owen, J.), the actions listed in the caption of this Stipulation were consolidated.
     C. On February 8, 2006, the Court appointed Lead Plaintiff. The Court further approved the appointment of the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP as Lead Counsel for plaintiffs in the Class Action.
     D. On April 27, 2006, the Court appointed Lead Derivative Plaintiff. The Court further approved the appointment of William B. Federman of Federman & Sherwood as Lead Derivative Counsel for plaintiffs in the Derivative Actions.
     E. On June 22, 2006, Lead Plaintiff and Named Plaintiffs filed a Consolidated Class Action Complaint (the “Complaint”). The Complaint names the Settling Class Defendants, A. Brean Murray, David R. Levis, and PricewaterhouseCoopers LLP as defendants. The Complaint charged the Settling Class Defendants with violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934.

     F. On September 15, 2006, the Settling Class Defendants filed motions to dismiss the Complaint. Lead Plaintiff and Named Plaintiffs filed oppositions to the motions to dismiss on November 13, 2006. Reply briefs on those motions have not yet been submitted.
     G. In their oppositions to the motions to dismiss, Lead Plaintiff and Named Plaintiffs indicated that they would voluntarily dismiss their claims against A. Brean Murray and David R. Levis.
     H. Prior to the completion of briefing on the motions to dismiss, Lead Plaintiff, Named Plaintiffs, and certain of the Settling Class Defendants agreed to pursue mediation and selected the Settlement Mediator. Lead Plaintiff, Named Plaintiffs, and the Settling Class Defendants then entered into extensive negotiations under the supervision of the Settlement Mediator. The mediation spanned more than five (5) months and included numerous full day sessions. During the mediation, Doral provided Lead Plaintiff with extensive and detailed information regarding Doral’s financial condition and the regulatory issues facing the company.
     I. Lead Derivative Counsel separately made demand on the Settling Derivative Defendants in the Derivative Action. The Parties had extensive negotiations and thereafter coordinated negotiations of the separate actions which resulted in the settlement described herein.
     J. Lead Counsel have conducted an extensive investigation relating to the allegations pertaining to each defendant in the Class Action, including the Settling Class Defendants, the alleged damages suffered by the Class and the defenses asserted by the defendants in the Class Action, including the Settling Class Defendants. In connection therewith, Lead Counsel reviewed and extensively analyzed, with the assistance of their financial expert, Doral’s financial statements and the Company’s ability to pay any money to settle the Class Action, and, with the assistance of a regulatory expert, investigated the regulatory risks facing the Company and the ability of the Settling Defendants to access the assets of Doral’s banking subsidiaries.
     K. Lead Plaintiff, Named Plaintiffs, Lead Counsel, Lead Derivative Plaintiff, and Lead Derivative Counsel believe that the proceedings described above provide an adequate and satisfactory basis for the Settlement described herein.
Benefits of the Settlement to the Class
     L. Lead Plaintiff, Named Plaintiffs, and Lead Counsel believe that the Settlement provides an excellent monetary recovery for the Class Members based on the Settling Class Defendants’ ability to pay, as well as on the claims asserted, the evidence developed and the damages that might be proven against the Settling Class Defendants in the Class Action.
     M. Lead Derivative Plaintiff and Lead Derivative Counsel also believe that the Settlement confers substantial benefits upon Doral and the Shareholders.
     N. Lead Plaintiff, Named Plaintiffs, and Lead Counsel further recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Class Action against the Settling Class Defendants through trial and appeals. They have also considered the uncertain outcome and the risk of any litigation, especially in complex litigation such as this Class Action, the difficulties and delays inherent in any such litigation, and Doral’s limited ability to pay. Specifically, Lead Plaintiff, Named Plaintiff and Lead Counsel considered Doral’s imminent bond payment deadline, and the necessity for Doral to refinance that debt payment in order to fund the Settlement. They are also mindful that the motions to dismiss filed by the Settling Class Defendants remain pending before the Court. They are further mindful of the inherent problems of proof and possible defenses to the federal securities law violations and other claims asserted and therefore believe that it is desirable that the Released Claims be fully and finally compromised, settled, and resolved with prejudice and enjoined as set forth herein. Based upon their evaluation, Lead Plaintiff, Named Plaintiffs, and Lead Counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable, and adequate and in the best interests of the Lead Plaintiff, Named Plaintiffs, and the Class Members, and that it confers substantial benefits upon the Class Members. Further, based upon their evaluation, Lead Derivative Plaintiff and Lead Derivative Counsel have determined that the Settlement is fair, reasonable, and adequate and in the best interests of Lead Derivative Plaintiff, Doral, and the Shareholders, and that it confers substantial benefits upon the Shareholders.
     O. The Settling Defendants deny that they have committed any act or omission giving rise to any liability and/or violation of law, and state that they are entering into this Settlement solely to eliminate the uncertainties, burden, and expense of further protracted litigation. The Parties further agree that neither the Stipulation, nor the Settlement, nor any of their terms, nor any press release or other statement or report by the Parties or by others concerning this Stipulation or the Settlement or their terms, shall constitute an admission or finding of wrongful conduct, acts, or omissions on the part of any Released Party, or be admissible as evidence of any such wrongful act or omission in any proceeding, including but not limited to litigation, arbitration, and administrative proceedings, for any purpose whatsoever. The Stipulation, the Settlement, and the Judgment may be used in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement, or the Judgment.
     NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO, AND AGREED, by (i) Lead Plaintiff and Named Plaintiffs, for themselves and on behalf of the

Class Members, (ii) Lead Derivative Plaintiff, for itself and on behalf of the Shareholders and derivatively on behalf of Doral, and (iii) the Settling Defendants, that subject to the approval of the Court, the Class Action shall be settled, compromised, and dismissed as to the Parties, A. Brean Murray, and David R. Levis, on the merits and with prejudice, and the Released Claims shall be finally and fully compromised, settled, and dismissed as to the Released Parties, in the manner and upon the terms and conditions hereafter set forth:
Definitions
     1. The following capitalized terms, used in this Stipulation, shall have the meanings specified below:
     (a) “Administrator” means the Court-appointed notice and claims administrator.
     (b) “Authorized Claimant” means any Class Member who submits a Proof of Claim that is allowed pursuant to the terms of this Stipulation.
     (c) “Claims” means any and all claims, demands, rights, liabilities, causes of action, suits, matters, and issues of every nature and description (including, but not limited to, direct action claims against the Insurers, and Unknown Claims), whether under federal, state, or other law, and whether suspected or unsuspected, contingent or non-contingent, and whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule.
     (d) “Class” means all persons who purchased or otherwise acquired Doral securities from March 15, 2000, through August 15, 2006, inclusive, excluding Doral, the

Individual Defendants, any immediate family member of the Individual Defendants, any entity in which any Individual Defendant has or had a controlling interest, any other defendant in the Class Action or any entity which, at any time during the Class Period, was a parent or subsidiary of, or which was controlled by, such defendant, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors, and assigns of such defendants. The Class includes Persons who acquired shares of Doral stock by any method, including but not limited to in the secondary market, in exchange for shares of acquired companies pursuant to a registration statement, or through the exercise of options including options acquired pursuant to employee stock plans, if any, Persons who acquired debt securities of Doral in the secondary market or pursuant to a registration statement, and Persons who beneficially acquired securities of Doral not held in such persons’ names, and who were injured thereby. If any more expansive class is hereafter certified by the Court in this action, then “Class” as used herein shall mean that more expansive class.
     (e) “Class Action” means the action reflected by the Complaint as well as each of the following actions, consolidated by Order of the Court dated December 15, 2005: Finn v. Doral, 05-cv-4014; Faverman v. Doral, 05-cv-4026; Simons v. Doral, 05-cv-4074; Grobler v. Doral, 05-cv-4077; Galaxy Electronics Corp. v. Doral, 05-cv-4087; Orchinik v. Doral, 05-cv-4098; Bernie v. Doral, 05-cv-4113; Vu v. Doral, 05-cv-4141; Faith v. Doral, 05-cv-4233; Borger v. Doral, 05-cv-4250; Lapat v. Doral, 05-cv-4294; Scheiner v. Doral, 05-cv-4413; Barich v. Doral, 05-cv-4973; Janicek v. Doral, 05-cv-5212; Gagov v. Doral, 05-cv-5213; Deerfield Beach Non-Uniformed Municipal Employees Retirement Plan, 05-cv-9298; Garcia-Flores v. Doral, 05-cv-9299; Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd. v. Doral, 05-cv-5565.

     (f) “Class Member” means a member of the Class who does not submit a timely, completed, and executed request for exclusion, substantially in the form required by the Notices attached hereto as Exhibits B and C or as otherwise approved by the Court, thereby opting out of the Class.
     (g) “Class Period” means the period beginning March 15, 2000, to August 15, 2006, inclusive.
     (h) “Complaint” means the Consolidated Amended Class Action Complaint dated June 22, 2006.
     (i) “Counsel for Doral” means Cleary Gottlieb Steen & Hamilton LLP.
     (j) “Court” means the United States District Court for the Southern District of New York.
     (k) “Defendant Released Parties” is as defined in paragraph 1(rr)(i).
     (l) “Defendant Releasees” is as defined in paragraph 1(rr)(i).
     (m) “Derivative Actions” means the following actions now pending before the Court as part of In re Doral Financial Corporation Securities Litigation, 05 MD 1706 (RO): Gavov v. Levis, 05-cv-5248; Freeborn v. Levis, 05-cv-5250; Rosenbaum Capital, LLC v. Levis, 05-cv-5486; Corwin v. Levis, 06-cv-7711; and Fox v. Levis, 07-3252.
     (n) “Derivative Action Settlement Amount” means one million dollars ($1,000,000) in cash, separate from the Doral Settlement Amount and the Individual Defendants Settlement Amount.
     (o) “Doral” means Doral Financial Corporation.
     (p) “Doral Settlement Amount” means one hundred twenty-eight million dollars ($128,000,000) in cash, plus simple interest at the rate of five percent (5%) per annum from the later of May 1, 2007 and ten days after execution of this Stipulation, until the deposit of such amount into the Settlement Accounts.
     (q) “Effective Date” means the first day following the date on which the Judgment is finally affirmed on appeal and/or is no longer subject to appeal or certiorari, and the time for any petition for reargument, appeal, or review, by certiorari or otherwise, has expired.
     (r) “Escrow Agent” is defined as Lerach Coughlin Stoia Geller Rudman & Robbins, LLP, or its successor(s).
     (s) “Fairness Hearing” is as defined in paragraph 4(d).
     (t) “Individual Defendants” means David Levis, Sr., Salomón Levis, Zoila Levis, Ricardo Melendez, Richard F. Bonini, Edgar M. Cullman, Jr., Mario Levis, Efraim Kier, Harold D. Vicente, John B. Hughes, and Peter A. Hoffman.
     (u) “Individual Defendants Settlement Amount” means one million dollars ($1,000,000) in cash or Doral stock (such stock valued as of the closing market price on the last trading day before the execution of this Agreement), plus simple interest at the rate of five percent (5%) per annum from the later of May 1, 2007 and ten days after execution of this Stipulation, until the deposit of such amount into the Settlement Accounts.
     (v) “Insurers” means Federal Insurance Company, ACE Insurance Company, and Universal Insurance Group with respect to Policy Numbers 7022-8851, DO-0845, and EL 940-00002, respectively.
     (w) “Judgment” means the judgment to be entered in the Class Action and the Derivative Actions pursuant to paragraph 6, below.
     (x) “Lead Counsel” means the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP.

     (y) “Lead Derivative Action” means the action titled Rosenbaum Capital, LLC v. Levis, 05-cv-5486, now pending before the Court as part of In re Doral Financial Corporation Securities Litigation, 05 MD 1706 (RO).
     (z) “Lead Derivative Counsel” means William B. Federman of the law firm of Federman & Sherwood.
     (aa) “Lead Derivative Plaintiff” means Rosenbaum Capital, LLC.
     (bb) “Lead Plaintiff” means West Virginia Investment Management Board.
     (cc) “Named Plaintiffs” means Angel A. Burckhart and Administración de Compensaciones por Accidentes de Automóviles.
     (dd) “Net Settlement Fund” means the Settlement Fund less any applicable taxes, attorneys’ fees, expert fees, costs, and expenses, including those associated with notice to the Class and administration of the Settlement, approved by the Court.
     (ee) “Non-Settling Defendant” means PricewaterhouseCoopers LLP.
     (ff) “Notice and Administration Fund” means the fund consisting of two hundred fifty thousand dollars ($250,000) advanced by Doral to Lead Plaintiff to be used by Lead Counsel to pay the costs of notifying the Class, soliciting the filing of Proofs of Claim by Class Members, assisting Class Members in making their Proofs of Claim, and otherwise administering the Settlement on behalf of the Class. The $250,000 in the Notice and Administration Fund is part of, and not in addition to, the Settlement Amounts to be paid by the Settling Defendants.
     (gg) “Parties” means the Plaintiffs and the Settling Defendants; “Party” means any one of the Parties.

     (hh) “Person” means any individual, corporation, partnership, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government, and any political subdivision thereof or any other type of business or legal entity.
     (ii) “Plaintiff Releasees” is as defined in paragraph 1(rr)(ii).
     (jj) “Plaintiffs” means the Lead Plaintiff, the Named Plaintiffs, the Class, the Lead Derivative Plaintiff, and the Shareholders, collectively.
     (kk) “Plan of Allocation” means any plan or formula of allocation of the Net Settlement Fund, which plan or formula shall be proposed by Lead Plaintiff to be approved by the Court upon notice to the Class, or such other Plan of Allocation as the Court shall approve, whereby the Net Settlement Fund shall in the future be distributed to Authorized Claimants.
     (ll) “Preliminary Approval Order” means the Order that Lead Plaintiff and the Settling Defendants will seek from the Court, as described in paragraph 4, below. Entry of a “Preliminary Approval Order” shall constitute preliminary approval of the Settlement.
     (mm) “Proof of Claim” means the submission to be made by Class Members, on the Proof of Claim and Release form, which shall be agreed upon by the Parties or as may be required by the Court.
     (nn) “Recognized Claim” is as defined in the Plan of Allocation, as set forth in Exhibit B.
     (oo) “Refinancing Transaction(s)” means one or more transactions through which Doral obtains outside financing during 2007 to meet its liquidity and capital needs, including the repayment of its $625 million floating rate senior notes that mature on July 20, 2007, the payment of the Doral Settlement Amount, and to meet certain other working capital and contractual needs of the holding company.

     (pp) “Refinancing Transaction Effective Date” means the date on which the Refinancing Transaction(s) has (have) closed and been fully funded, as called for by the applicable agreements and transaction documents with respect thereto.
     (qq) “Released Claims” means:
     (i) with respect to the Defendant Released Parties, the release by Lead Plaintiff, the Named Plaintiffs, Lead Derivative Plaintiff, the Shareholders, and all Class Members of all Claims asserted by or that could have been asserted by or on behalf of Plaintiffs, any Class Member, any Shareholder, or Doral, including, but not limited to, in the Class Action or Derivative Actions, against the Defendant Released Parties, including without limitation (x) all Claims directly or indirectly arising out of or relating to investments (including, but not limited to, purchases, sales, exercises, and decisions to hold) held at any time, or from time to time, during the Class Period in securities issued by Doral, and/or in options or derivative instruments (to the extent issued by or on behalf of Doral) based in whole or in part on the value of securities issued by Doral; (y) all Claims arising out of or relating to any statements made or issued during the Class Period by any of the Defendant Released Parties concerning Doral, or which arise out of or relate in any way to any disclosures, registration statements or other statements by Doral, or by any of the Defendant Released Parties concerning Doral; and (z) all Claims by or on behalf of Lead Derivative Plaintiff, any Shareholder, or Doral of negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of state or federal statutes, rules, or regulations, including without limitation all Claims arising out of or relating in any way to the Refinancing Transaction(s). Nothing in this Stipulation shall be construed to limit the right of any Class Member to recover from any fund established by the United States Securities and Exchange Commission (the “SEC”) pursuant to the settlement between Doral and the SEC announced on September 19, 2006.
     (ii) with respect to Lead Plaintiff, the Named Plaintiffs, all other Class Members, Lead Derivative Plaintiff, and all other Shareholders, the release by the Settling Defendants of the Plaintiff Releasees from any claims relating to the institution or prosecution of the Class Action or Lead Derivative Action.
     (rr) “Released Parties” means:
     (i) with respect to the Settling Defendants and Insurers: (w) Doral, its past, present and future subsidiaries, divisions, and affiliates, the Individual Defendants, Settling Derivative Defendants, A. Brean Murray, and David R. Levis, and their respective immediate family members; (x) the present and former employees, officers and directors of each of the foregoing; (y) the present and former attorneys, accountants, auditors, advisors, trustees, administrators, fiduciaries, consultants, representatives, insurers, including but not limited to the Insurers, and agents of each of the foregoing; and (z) the predecessors, heirs, successors, and assigns of each of the foregoing (all the foregoing together, the “Defendant Releasees”), and any Person or entity which is or was related to or affiliated with any Defendant Releasee or in which any Defendant Releasee has or had a controlling interest, and the present and former employees, officers and directors, attorneys, accountants, auditors, advisors, trustees, administrators, fiduciaries, consultants, representatives, insurers, and agents of each of them (all, with the Defendant

Releasees, the “Defendant Released Parties”). However, the terms “Defendant Releasees” and “Defendant Released Parties” shall not include the Non-Settling Defendant; and
     (ii) with respect to Plaintiffs: (w) the Lead Plaintiff, Named Plaintiffs, all other Class Members, the Lead Derivative Plaintiff, and all other Shareholders, their respective past, present and future parents, subsidiaries, divisions, affiliates, transferees, and assigns; (x) the present and former legal representatives, employees, officers and directors of each of the foregoing; (y) the present and former attorneys, accountants, auditors, advisors, trustees, administrators, executors, fiduciaries, consultants, representatives, insurers, and agents of each of the foregoing; and (z) the predecessors, heirs, successors, and assigns of each of the foregoing (together, the “Plaintiff Releasees”), any Person or entity in which any Plaintiff Releasee has or had a controlling interest or which is or was related to or affiliated with any Plaintiff Releasee, and any Person or entity making claims (now or in the future) through or on behalf of any Plaintiff Releasee. However, the term “Plaintiff Releasees” shall not include the Non-Settling Defendant.
     (ss) “Settlement” means the settlement of the Class Action and the Derivative Actions as set forth in this Stipulation, including without limitation the Settlement Amounts and the provision for the Released Claims and the Released Parties as contained herein, between and among (i) Lead Plaintiff and Named Plaintiffs, on behalf of themselves and the Class Members, (ii) Lead Derivative Plaintiff, on behalf of itself and the Shareholders and derivatively on behalf of Doral, and (iii) the Settling Defendants,.

     (tt) “Settlement Accounts” means the bank accounts maintained by the Escrow Agent into which the Settlement Fund shall be deposited.
     (uu) “Settlement Amounts” means the Doral Settlement Amount, the Derivative Action Settlement Amount, and the Individual Defendants Settlement Amount, together.
     (vv) “Settlement Fund” means the Settlement Amounts less the Notice and Administration Fund.
     (ww) “Settlement Mediator” means Hon. Daniel Weinstein (ret.).
     (xx) “Settling Class Defendants” means Doral Financial Corporation, Salomón Levis, David Levis, Sr., Zoila Levis, Ricardo Melendez, Richard F. Bonini, Edgar M. Cullman, Jr., Mario Levis, Efraim Kier, Harold D. Vicente, John B. Hughes, and Peter A. Hoffman.
     (yy) “Settling Derivative Defendants” means Salomón Levis, Richard F. Bonini, Mario Levis, Zoila Levis, Fernando Rivera Munich, Ricardo Melendez, David Levis, Sr., Edgar Cullman, Jr., John L. Ernst, Efraim Kier, Harold D. Vicente, Peter A. Hoffman, and John B. Hughes.
     (zz) “Settling Defendants” means the Settling Class Defendants and the Settling Derivative Defendants, collectively.
     (aaa) “Shareholder” means any direct or beneficial holder of Doral common stock or preferred stock as of March 15, 2000 to present.
     (bbb) Supplemental Agreement” is as defined in paragraph 14.
     (ccc) “Tax Expense” is as defined in paragraph 12.
     (ddd) “Taxes” is as defined in paragraph 11.

     (eee) “Unknown Claims” means any and all Claims and any and all facts relating to such Claims that any Lead Plaintiff, Named Plaintiff, Class Member, Lead Derivative Plaintiff, or Shareholder does not know of or suspect to exist in his, her, or its favor at the time of the release of the Defendant Released Parties which, if known by him, her, or it might have affected his, her, or its Settlement with and release of the Defendant Released Parties, or might have affected his, her, or its decision not to object to this Settlement or not to exclude himself, herself, or itself from the Class, and without regard to the subsequent discovery or existence of such different or additional facts.
Submission of the Settlement to Court for Approval
     2. Within ten (10) business days after execution of the Stipulation, Lead Plaintiff, Lead Derivative Plaintiff, and the Settling Defendants shall apply to the Court for preliminary approval of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement, approval of the Plan of Allocation (or to direct the later consideration of the Plan of Allocation), and in Lead Counsel, Lead Plaintiff, Lead Derivative Counsel, and Lead Derivative Plaintiff’s discretion, (an) application(s) for an award of attorneys’ fees and expenses. The Parties and their counsel shall use their best efforts to obtain final court approval of the Settlement as necessary to effectuate its terms.
     3. The Parties have agreed upon the following documents to be submitted to the Court for its consideration along with this Stipulation: Proposed Preliminary Approval Order (Exhibit A); Notice of Pendency and Proposed Partial Settlement of Class Action and Proposed Settlement of Derivative Actions (Exhibit B); Summary Notice of Proposed Partial Settlement of Class Action and Proposed Settlement of Derivative Actions (Exhibit C); Proof of Claim and

Release (Exhibit D); Proposed Judgment Dismissing Claims Against the Settling Defendants (Exhibit E).
     4. The Parties shall jointly apply to the Court for entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A:
     (a) preliminarily certifying the Class exclusively for settlement purposes;
     (b) preliminarily finding for settlement purposes that the Lead Derivative Action was properly brought as a shareholder derivative action and that Lead Derivative Plaintiff fairly and adequately represents the interests of shareholders similarly situated in enforcing the rights of Doral;
     (c) preliminarily approving the Settlement;
     (d) setting a hearing (the “Fairness Hearing”), upon notice to the Class and the Shareholders, to: (i) consider whether the Settlement should be approved as fair, reasonable, and adequate to the Class Members and Shareholders, and dismissing the claims of Lead Plaintiff, the Named Plaintiffs, all Class Members, Lead Derivative Plaintiff, and all Shareholders against the Settling Defendants, A. Brean Murray, and David R. Levis, as set forth in this Stipulation, on the merits and with prejudice; (ii) consider whether the Plan of Allocation is fair and reasonable and should be approved (or to direct the later consideration of the Plan of Allocation); and (iii) consider Lead Counsel and Lead Derivative Counsel’s application(s), if any, for an award of attorneys’ fees and payment of costs and expenses;
     (e) setting the method of giving notice of the Settlement to the Class and Shareholders;
     (f) approving the form of notice (“Notice”) attached hereto as Exhibit B;

     (g) approving the summary form of notice (“Summary Notice”) attached hereto as Exhibit C;
     (h) approving the Proof of Claim and Release form attached hereto as Exhibit D;
     (i) setting a period of time during which members of the Class and Shareholders may serve written objections to the Settlement or to the application for attorneys’ fees and expenses;
     (j) enjoining the prosecution of any Claim that is subject to the release and dismissal contemplated by this Settlement by any Class Member or Shareholder;
     (k) enjoining the prosecution of any Claim by the Non-Settling Defendant for contractual or other indemnity or contribution against any Defendant Released Party or Parties, based upon the Released Claims, whether as claims, cross-claims, counterclaims, or third-party claims, whether asserted in the Complaint, in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other forum in the United States or elsewhere;
     (l) enjoining the prosecution of any Claim by any Defendant Released Party or Parties for contractual or other indemnity or contribution against the Non-Settling Defendant, based upon the Released Claims, whether as claims, cross-claims, counterclaims, or third-party claims, whether asserted in the Complaint, in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other forum in the United States or elsewhere; and
     (m) setting a period of time during which Class Members must file Proofs of Claim in order to participate in the distribution of the Net Settlement Fund.

     5. The Parties hereby stipulate to certification of the Class, pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure, solely for the purposes of this Stipulation and Settlement.
     6. At the Fairness Hearing, the Parties shall jointly request entry of a Judgment, substantially in the form attached hereto as Exhibit E, the entry of which is a condition of this Stipulation and Settlement:
     (a) approving finally the Settlement as fair, reasonable, and adequate, within the meaning of Rules 23 and 23.1 of the Federal Rules of Civil Procedure and other applicable law, and directing its consummation pursuant to its terms;
     (b) confirming certification of the Class solely for purposes of this Stipulation and the Settlement, and finding that each element for certification of the Class is met, for these limited purposes;
     (c) dismissing the Class Action, all of the claims asserted by the Class Members in the Complaint, the Derivative Actions, and all of the claims asserted by the Shareholders in the Derivative Actions, each as to the Settling Defendants without costs and with prejudice, and releasing the Released Claims as against each of the Released Parties;
     (d) finding that the Complaint, and the complaints filed by Lead Plaintiff, the Named Plaintiffs, and the Lead Derivative Plaintiff in the actions listed in the caption of this Stipulation, were filed on a good faith basis in accordance with the Private Securities Litigation Reform Act of 1995 and Rule 11 of the Federal Rules of Civil Procedure;
     (e) permanently barring and enjoining the institution and prosecution, by Lead Plaintiff, the Named Plaintiffs, other Class Members, Lead Derivative Plaintiff, and other Shareholders, of any Claim against the Defendant Released Parties in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other forum in the United States or elsewhere asserting any Released Claim;
     (f) reserving jurisdiction over the Class Action and the Derivative Actions, including all further proceedings concerning the administration, consummation, and enforcement of this Settlement;
     (g) permanently barring, enjoining, and finally discharging all Claims as provided for in paragraph 23 of this Stipulation; and
     (h) containing such other and further provisions consistent with the terms of this Settlement to which the Parties hereto expressly consent in writing.
     7. At the Fairness Hearing, Lead Plaintiff may also request entry of an Order approving the Plan of Allocation, consistent with prior notice sent to the Class, or ordering later consideration of the Plan of Allocation. The Plan of Allocation proposed, or to be proposed, by Lead Plaintiff is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. The Plan of Allocation is not a necessary term of this Stipulation and it is not a condition of this Stipulation that any particular Plan of Allocation be approved. Any decision by the Court concerning the Plan of Allocation shall not affect the validity, enforceability, or finality of this Stipulation and Settlement, and any modification of the Plan of Allocation by the Court shall not provide any of the Parties with the right to terminate the Settlement or impose an obligation on the Settling Defendants to increase the consideration paid in connection with the Settlement. Any order or proceedings relating to a request for approval of the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the effectiveness or finality of the Judgment and the release of the Released Claims.
     8. At the Fairness Hearing, Lead Counsel and Lead Derivative Counsel may also request entry of an Order approving Lead Counsel and Lead Derivative Counsel’s application(s) for an award of attorneys’ fees and expenses, consistent with the notice sent to members of the Class and Shareholders in connection with this Settlement. Any award of attorneys’ fees and expenses to Lead Counsel and Lead Derivative Counsel shall be paid exclusively from the Settlement Fund. In no event shall the Settling Defendants otherwise be obligated to pay for such attorneys’ fees and expenses. The attorneys’ fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be payable to Lead Counsel and Lead Derivative Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses, notwithstanding any objection thereto, and, even if there is an appeal thereof, subject to the joint and several obligation of Lead Counsel and Lead Derivative Counsel to make appropriate refund repayments to the Settlement Fund as more particularly set forth below. In the event that the Effective Date does not occur, or the Judgment or the order making the fee and expense award is reversed or modified, or the Stipulation is terminated, and in the event that any fee and expense award has been paid to any extent, then Lead Counsel and Lead Derivative Counsel shall, within ten (10) business days from receiving notice from the Counsel for Doral or from a court of appropriate jurisdiction, refund to the Settlement Fund, any fees, expenses, and costs previously paid or otherwise transferred to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund, (a) in the full amount if the Effective Date does not occur or the Stipulation is terminated, or (b) in such other amount corresponding to that portion of any fee and expense award that is reversed or modified. Lead Counsel and Lead Derivative Counsel, as a condition of receiving such fees and expenses, on behalf of themselves and each of their partners and/or shareholders, agree that the law firms and their partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of the Settling Defendants or any interested Party on notice to Lead Counsel and Lead Derivative Counsel, summarily issue orders, including but not limited to judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay such fees and expenses. The disposition of Lead Counsel and Lead Derivative Counsel’s application(s) for an award of attorneys’ fees and reimbursement of expenses is not a material term of this Stipulation, and it is not a condition of this Stipulation that such application be granted. Any disapproval or modification of the application for an award of attorneys’ fees and reimbursement of expenses by the Court, and/or the failure of Lead Counsel and/or Lead Derivative Counsel to make such reimbursement, shall not affect the enforceability of the Stipulation, provide any of the Parties with the right to terminate the Settlement, or impose an obligation on the Settling Defendants to increase the compensation paid in connection with the Settlement. The Settling Defendants take no position as to the reasonableness of any application for attorneys’ fees and costs made by Lead Counsel and Lead Derivative Counsel.
Settlement Consideration
     9. In consideration for the full and complete settlement of the Class Action and the Released Claims, (i) on behalf of Doral and the Settling Class Defendants, the Board of Directors of Doral shall adopt by resolution or otherwise the list of corporate governance enhancements set forth in Schedule 1 hereto, subject to the conditions set forth in Schedule 1 hereto, (ii) Doral shall pay to Lead Plaintiff, for the benefit of the Class, the Doral Settlement Amount, and (iii) one or more of the Individual Defendants shall pay to Lead Plaintiff, for the benefit of the Class, the Individual Defendants Settlement Amount, as follows:
     (a) Assuming the approval of the Court for payment of this sum to Lead Counsel for purposes of the Notice and Administration Fund, Doral agrees to advance two hundred fifty thousand dollars ($250,000) of the Doral Settlement Amount, in an account identified in writing by Lead Counsel, within five (5) business days of the later of the entry of the Preliminary Approval Order or the identification of the account by Lead Counsel, to be used by Lead Counsel to pay the costs of notifying the Class, soliciting the filing of Proofs of Claim by Class Members, assisting Class Members in making their Proofs of Claim, and otherwise administering the Settlement on behalf of the Class. Prior to the Effective Date, Lead Counsel shall provide Counsel for Doral, upon request, appropriate documentation of all such costs incurred in connection with providing notice of the Settlement to the Class and for other administrative expenses. No costs of notice to Shareholders, except as specifically provided in paragraph 10 of the proposed Preliminary Approval Order attached as Exhibit A, shall be paid from the Notice and Administration Fund.
     (b) Within ten (10) days of the later of (a) the Effective Date and (b) the Refinancing Transaction Effective Date, the Settling Class Defendants shall cause to be paid into the Settlement Accounts the Settlement Fund, except that the Derivative Action Settlement Amount shall be paid in consideration for the full and complete settlement of the Derivative Actions as set forth in paragraph 10, below.

     10. In consideration for the full and complete settlement of the Released Claims and the Derivative Actions, on behalf of Doral and the Settling Derivative Defendants, (a) the Board of Directors of Doral shall adopt by resolution or otherwise the list of corporate governance enhancements set forth in Schedule 1 hereto, subject to the conditions set forth in Schedule 1 hereto, and (b) within ten (10) days of the later of (i) the Effective Date and (ii) the Refinancing Transaction Effective Date, Doral shall pay into the Settlement Accounts the Derivative Action Settlement Amount, which amount shall be used from the Settlement Fund exclusively to pay any and all attorneys’ fees and expenses awarded to Lead Derivative Counsel as contemplated in paragraph 8, above. No portion of the Doral Settlement Amount or the Individual Defendants Settlement Amount shall be used to pay the costs of notice to Shareholders, except as specifically provided in paragraph 10 of the proposed Preliminary Approval Order attached as Exhibit A, or to pay an award of attorneys’ fees and expenses to Lead Derivative Counsel.
     11. The Settlement Fund shall be deposited into interest-earning Settlement Accounts designated by Lead Counsel, and all interest accruing thereon shall be deemed to be in the custody of the Court and will remain subject to the jurisdiction of the Court until such time as it is distributed to Authorized Claimants.
     (a) The Escrow Agent shall invest the Settlement Fund deposited pursuant to paragraphs 9 and 10 hereof in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these investments as they mature in similar instruments at their then-current market rates. The Escrow Agent shall bear all risks related to investment of the Settlement Fund.

     (b) The Escrow Agent is authorized and empowered to: (i) select and appoint one or more investment advisors or managers with full power and authority to buy and sell short term United States Agency or Treasury Securities (and such other types of investments that may later be authorized by the Court by written order) on a discretionary basis for the Settlement Fund and/or Notice and Administration Fund; (ii) remove investment advisors or managers, and appoint others in its place; (iii) pay to the persons to be so employed such commissions, salaries, wages, fees or other compensation as the Escrow Agent shall see fit, by deduction from the Settlement Fund and/or Notice and Administration Fund or by any other matter; and (iv) enter into such agreements as may be necessary or convenient to carry out the foregoing.
     (c) The Parties agree to treat the Settlement Fund as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1, and the Administrator shall be responsible for filing tax returns for the Settlement Accounts and paying from the Settlement Accounts any taxes, including any interest or penalties thereon (the “Taxes”), owed with respect to such Settlement Account. In addition, the Administrator, as required, shall do all things that are necessary or advisable to carry out the provisions of this paragraph.
     12. All Taxes arising with respect to the income earned by the Settlement Fund, including any Taxes or Tax consequences that may be imposed upon the Settling Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes and any expenses and costs incurred in connection with the payment of Taxes pursuant to this paragraph (including without limitation, expenses of tax attorneys and/or accountants and mailing, administration, and distribution costs, expenses relating to the filing or the failure to file all necessary or advisable tax returns and Taxes imposed on amounts payable by or on behalf of the Settling Defendants pursuant to this paragraph 12 (the “Tax Expenses”)), shall be paid out of the Settlement Fund. The Administrator shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg., § 1.468B-2(l). Such tax returns shall be consistent with the terms herein and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund. The Administrator shall also timely pay Taxes and Tax Expenses out of the Settlement Fund, and is authorized to withdraw, without prior order of the Court, from the Settlement Accounts amounts necessary to pay Taxes and Tax Expenses. The Settling Defendants shall not have any responsibility or liability for the Taxes, the Tax Expenses, and/or the acts or omissions of Lead Counsel or their agents, as described herein, nor shall any Tax or Tax Expense result in any increase of the Settlement Amounts.
     13. This is not a claims-made settlement. As of the Effective Date (or, if later, the Refinancing Transaction Effective Date), the Settling Defendants shall not have any right to the return of the Settlement Fund or any portion thereof irrespective of the number of Proofs of Claim filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Settlement Fund. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his or her Recognized Claim compared to the total Recognized Claims of all Authorized Claimants. The Settling Defendants shall have no involvement in reviewing or challenging claims. If any funds remain in the Net Settlement Fund by reason of uncashed checks or otherwise, then, after the Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, any balance remaining in the Net Settlement Fund one (1) year after the initial distribution of such funds shall be re-distributed, after payment of any unpaid costs or fees incurred in administering the Net Settlement Fund for such re-distribution, to Class Members who have cashed their checks and who would receive at least $10.00 from such re-distribution. If after six months after such re-distribution any funds shall remain in the Net Settlement Fund, then such balance shall be contributed to one or more non-sectarian, not-for-profit, 501(c)(3) organization(s) designated by Lead Counsel.
     14. Doral shall have the option to terminate the Settlement in its entirety in the event that members of the Class who collectively incurred in excess of an amount of “actual losses” set forth in that letter dated April 25, 2007, from Lead Counsel to Matthew D. Slater (the “Supplemental Agreement”), with respect to the Doral Securities choose to opt out of the Class. For purposes of this paragraph 14, “Doral Securities” means all securities issued by Doral and outstanding at any time, or from time to time, during the Class Period. The Supplemental Agreement shall not be filed with the Court, and should there be any disagreement regarding the interpretation or application of the Supplemental Agreement, it shall be provided to the Court under seal for an in camera review.
     15. In order to effectuate the provisions of paragraph 14, the schedule reflected in the Preliminary Approval Order submitted to the Court pursuant to paragraph 4 shall provide that any Request for Exclusion forms must be postmarked (or hand delivered) at least twenty-one (21) days prior to the Fairness Hearing and that within three (3) business days of receipt by the Administrator of any Request for Exclusion forms, copies of all such forms shall be provided to Counsel for Doral. Doral may invoke its right to terminate under paragraph 14 based on its own calculations; however, Plaintiffs and Doral acknowledge that the calculations provided for in paragraph 14 constitute material terms of this Stipulation and Settlement. Accordingly, Lead Counsel and Counsel for Doral will confer in good faith to perform the calculations required by such paragraph. If no agreement can be reached by ten (10) days prior to the date set for the Fairness Hearing, Lead Counsel and Counsel for Doral shall submit their respective positions to the Settlement Mediator for mediation. In the event they are not able to resolve their dispute through mediation, Lead Counsel and Counsel for Doral will submit their respective positions to the Court for resolution concurrent with the Fairness Hearing, which resolution shall be final and not appealable.
     16. In the event that the Refinancing Transaction Effective Date does not occur on or before September 30, 2007, or the Settlement Fund has not been fully paid into the Settlement Accounts within 30 days of the Refinancing Transaction Effective Date, Doral or Lead Plaintiff may terminate the Settlement in its entirety, in which case the provisions of paragraph 31 shall apply.
     17. Doral shall have the option to terminate the Settlement in its entirety in the event that, prior to 45 days after the Refinancing Transaction Effective Date, Doral and/or any of its subsidiaries commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law, or a proceeding is instituted in a court having jurisdiction seeking a decree or order for relief with respect to Doral and/or any of its subsidiaries under any bankruptcy, insolvency, liquidation, reorganization or other similar law.
     18. Under no circumstances will Doral be required to pay more than the Doral Settlement Amount and the Derivative Action Settlement Amount, or the Individual Defendants be required to pay more than the Individual Defendants Settlement Amount pursuant to this

Stipulation and Settlement, nor shall the Settling Defendants have any liability or responsibility for the Settlement Amounts after the Settlement Amounts have been fully paid as set forth in paragraphs 9 and 10, above.
The Notice and Administration Fund
     19. The Notice and Administration Fund consisting of $250,000 advanced by Doral shall be used by Lead Counsel to pay the costs of notifying the Class and, only as specifically provided in paragraph 10 of the proposed Preliminary Approval Order attached as Exhibit A, the Shareholders, soliciting the filing of Proofs of Claim by Class Members, assisting Class Members in making their Proofs of Claim, and otherwise administering the Settlement on behalf of the Class. The $250,000 in the Notice and Administration Fund is part of, and not in addition to, the Settlement Amounts to be paid by the Settling Defendants.
     20. As of the later of the Effective Date and the Refinancing Transaction Effective Date, any balance, including interest, then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, shall be deposited into the Settlement Fund. Thereafter, the Escrow Agent shall have the right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes set forth in paragraph 19.
Releases
     21. The Released Claims against each and all of the Released Parties shall be fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice and on the merits, without costs to any party, upon entry of the Judgment. Nothing in this paragraph is intended to release any claims asserted by the Class against the Non-Settling Defendant.

     22. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff, Named Plaintiffs, Lead Derivative Plaintiff, and Shareholders shall expressly waive, and each of the Class Members shall be deemed to have waived and by operation of the Judgment shall have expressly waived, the provisions, rights, and benefits of California Civil Code § 1542 and any provisions, rights and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Lead Plaintiff, Named Plaintiffs, Class Members, Lead Derivative Plaintiff, and Shareholders may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true with respect to the subject matter of the Released Claims; however, each Lead Plaintiff, Named Plaintiff, and Lead Derivative Plaintiff shall expressly, and each Class Member and Shareholder, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff, Named Plaintiff and Lead Derivative Plaintiff acknowledge, and the Class Members and Shareholders shall be deemed to have acknowledged, and by operation of the Judgment shall have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.
     23. The Judgment shall, as a condition for the Settlement, permanently BAR, ENJOIN, and RESTRAIN the Non-Settling Defendant, and any other Person currently or later named as a defendant in the Class Action or Derivative Actions (including, without limitation, any other Settling Defendant), from commencing, prosecuting, or asserting any Claim for indemnity or contribution against the Released Parties (or any other claim against the Defendant Released Parties where the injury consists of actual or threatened liability to the Plaintiffs, or any settlement payment to any Plaintiff), based upon the Released Claims, whether as claims, cross-claims, counterclaims, third-party claims, or otherwise, whether or not asserted in the Complaint, and whether asserted in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other forum in the United States or elsewhere. The Parties agree that each such barred Person other than a Settling Defendant shall be entitled to a judgment credit in the amount permitted under applicable law.
Administration and Distribution of the Settlement Fund
     24. The Escrow Agent or its authorized agents, subject to the supervision, direction, and approval of the Court, shall administer and calculate the Proofs of Claim submitted by Class Members and shall oversee distribution of the Settlement Fund. As part of the Preliminary Approval Order, Lead Plaintiff shall seek appointment of the Administrator.
     25. The Settlement Fund shall be applied as follows:
     (a) To the extent the Notice and Administration Fund is not otherwise sufficient to pay such costs, to pay the costs of notifying the Class and Shareholders, soliciting the filing of Proofs of Claim by Class Members, assisting Class Members in making their Proofs of Claim, and otherwise administering the Settlement on behalf of the Class, and to pay Settlement Account fees and costs, if any.
     (b) To pay Taxes and Tax Expenses owed by the Settlement Fund.
     (c) Subject to the approval and further order(s) of the Court, to pay to Lead Counsel and/or Lead Derivative Counsel the amount(s) awarded by the Court as attorneys’ fees, plus interest, and to pay Lead Counsel and/or Lead Derivative Counsel the amount(s) awarded as costs and expenses, including fees of experts and consultants, plus interest, which fee and expense award(s) shall be allocated at the discretion of Lead Counsel.
     (d) Subject to the approval and further order(s) of the Court, to distribute the balance of the Net Settlement Fund to Authorized Claimants as provided in the Plan of Allocation, to be submitted by Lead Plaintiff to the Court for approval and upon notice to the Class, or as otherwise ordered by the Court.
     26. In order for a member of the Class to participate in such distribution of the Net Settlement Fund:
     (a) That member of the Class must be an Authorized Claimant.
     (b) To qualify as an Authorized Claimant a member of the Class must timely submit a separate Proof of Claim and Release, signed, subject to penalties of perjury, substantially in the form attached as Exhibit D, and supported by proof of all purchases or acquisitions and sales of Doral securities during the Class Period.
     (c) Unless otherwise ordered by this Court, any Class Member who fails to submit a Proof of Claim and Release within such period as may be established by this Court shall be forever barred from receiving any payments pursuant to this Stipulation, but in all other respects will be subject to and bound by the provisions of this Stipulation and the Judgment.

     27. The Settling Defendants shall bear no responsibility for the costs, fees, or expenses described in paragraph 25, above, except with respect to their obligations to pay the Settlement Amounts as set forth in paragraphs 9 and 10, above. Neither the Settling Defendants nor their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the Settlement Fund (except for a right of reimbursement as set forth in paragraph 31 below), any Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of taxes, the distribution of the Net Settlement Fund, or any losses incurred in connection with any such matters.
     28. Payment from the Net Settlement Fund made pursuant to and in the manner set forth above shall be deemed conclusive of compliance with this Stipulation as to all Authorized Claimants.
     29. No Authorized Claimant shall have any claim against Lead Plaintiff, Named Plaintiffs, the Settling Defendants, the Administrator, the Escrow Agent, or any of their counsel, based on the distributions made substantially in accordance with this Stipulation and/or orders of the Court.
Effect of Disapproval, Cancellation, or Termination of Agreement
     30. If the Court does not enter the Judgment substantially in the form provided for in paragraphs 6 and 23, above, or if the Court enters the Judgment and appellate review is sought and on such review the entry of Judgment is modified, then the Parties shall proceed with the settlement under the terms of the Judgment as it may be modified by the Court or another court on appellate review, unless any Party who is adversely affected thereby, in its sole discretion within ten (10) days from the date of the mailing of such ruling to such Parties, provides written notice to all other Parties hereto of their objection to so proceeding. Such notice may be provided on behalf of Lead Plaintiff, Named Plaintiffs, and the Class Members by Lead Counsel, and on behalf of Lead Derivative Plaintiff and the Shareholders by Lead Derivative Counsel. In the event of such objection, or if the Judgment is vacated or reversed, the Parties shall negotiate in good faith, including with the assistance of the Settlement Mediator if requested by any of them, in order to effectuate the purpose of this Stipulation on substantially the same terms as are contained in this Stipulation (including by resolving any such objection and/or curing any defect that led to such vacation or reversal, as applicable), provided, however, that no party shall have any obligation to agree to any revised settlement under any terms other than substantially in the form provided and agreed to herein, except to the extent provided for in paragraphs 7 and 8, relating to the Plan of Allocation, and award of attorneys’ fees.
     31. In the event this Stipulation is terminated or cancelled or fails to become effective for any reason, then within ten (10) business days after Lead Counsel gives written notice to Counsel for Doral, or Counsel for Doral gives written notice to Lead Counsel, (i) the balance of the Notice and Administration Fund, less any funds paid therefrom pursuant to paragraph 19 above and less funds attributable to expenses incurred but not yet paid, (ii) any cash deposited by the Settling Defendants, or any of them, into the Settlement Accounts pursuant to paragraphs 9 and 10 hereof, and (iii) any funds received by Lead Counsel pursuant to paragraph 8 hereof, in all cases including accrued interest, shall be refunded to the respective depositing Person (which, for ease of administration, shall be identified by Counsel for Doral). In such event, the Parties shall be deemed to have reverted nunc pro tunc to their respective status as of the date and time immediately before the execution of this Stipulation and they shall proceed in all respects as if this Stipulation and related orders had not been executed and without prejudice in any way from the negotiation, fact, or terms of this Settlement.

Miscellaneous Provisions
     32. All of the exhibits to be attached hereto are incorporated by reference as though fully set forth herein.
     33. Plaintiffs acknowledge that, given the amount of investigation and informal discovery taken by them of the Settling Defendants and others to date, including extensive financial information with respect to Doral, Plaintiffs are satisfied that an adequate factual record has been established that supports the Settlement and hereby waive any right to conduct further discovery to assess or confirm the Settlement. Lead Plaintiff and the Named Plaintiffs retain the right to pursue discovery of the Settling Defendants, as otherwise permitted by law, in connection with their prosecution of the Class Action with respect to the Non-Settling Defendant.
     34. This Stipulation may be amended or modified only by a written instrument signed by all Parties hereto, or their counsel.
     35. Neither the Stipulation, the Settlement, nor the Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, the Settlement, or the Judgment: (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any Released Claim or of any wrongdoing or liability of the Settling Defendants; or (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault, or omission of the Settling Defendants in any civil, criminal, or administrative proceeding in any court, arbitration proceeding, administrative agency, or other forum or tribunal in which the Settling Defendants are or become parties, other than in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement, or the Judgment. Notwithstanding the foregoing, the Settling Defendants and/or the Defendant Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any theory of claim preclusion, issue preclusion, or similar defense or counterclaim.
     36. The Parties intend the Settlement to be a final and complete resolution of all disputes and/or Claims asserted or which could be asserted by the Class Members and Shareholders against the Released Parties with respect to the Released Claims. Accordingly, the Settling Defendants agree not to assert any claim under Rule 11 of the Federal Rules of Civil Procedure, or any similar law, rule, or regulation that the Class Action or Derivative Actions were brought in bad faith or without a reasonable basis. The Parties to the Stipulation agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel, and under the supervision of the Settlement Mediator. The Judgment shall contain a finding that all Parties and their counsel satisfied the requirements of Rule 11 throughout the course of the litigation and as to each and every paper filed in the Class Action and the Derivative Actions.
     37. The Parties agree that the Settlement set forth herein constitutes a fair, reasonable and adequate resolution of (i) the claims that Lead Plaintiff and Named Plaintiffs asserted against the Settling Class Defendants in the Class Action, (ii) the claims that Lead Derivative Plaintiff asserted against the Settling Derivative Defendants in the Lead Derivative Action or were otherwise asserted in the Derivative Actions, and (iii) the Released Claims, and that it promotes the public interest. The Parties further agree that unless ordered by the Court, they will not publicize, disseminate, refer to, or otherwise distribute to any third party any information regarding the negotiations between the Parties, or any information or documents they have obtained from the other side in connection with the Class Action or Derivative Actions, whether the information was obtained through document or other written discovery, or through depositions, or otherwise.
     38. Except as Lead Counsel, Lead Derivative Counsel, and Counsel for Doral together may otherwise, in writing, reasonably agree, to the extent permitted by law all agreements made and orders entered during the course of the Class Action and Derivative Actions relating to the confidentiality of information shall survive this Stipulation.
     39. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed (i) a waiver of any other prior or subsequent breach of this Stipulation or (ii) a waiver by any other Party of such breach or of any other prior or subsequent breach.
     40. This Stipulation and its exhibits (and, only with respect to the Plaintiffs and Doral, the Supplemental Agreement) constitute the entire agreement among the Plaintiffs, on the one hand, and the Settling Defendants, on the other hand, and no representations, warranties, or inducements have been made to the Parties concerning this Stipulation or its exhibits (or, only with respect to the Plaintiffs and Doral, the Supplemental Agreement), other than the representations, warranties, and covenants contained, referenced, and memorialized in such documents.
     41. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit to be attached hereto, the terms of this Stipulation shall prevail.
     42. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Parties shall exchange among themselves original signed counterparts. An executed counterpart transmitted by facsimile shall be sufficient as an original executed counterpart.
     43. The Parties hereto and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Court and any reviewing appellate court required by this Stipulation.
     44. Each counsel signing this Stipulation represents that such counsel has authority to sign this Stipulation on behalf of his or her identified clients.
     45. This Stipulation shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto, including any and all Released Parties and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate, or reorganize.
     46. Notices required by this Stipulation shall be submitted either by any form of overnight mail or in person to:
LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
Samuel H. Rudman
Russell J. Gunyan
Mark S. Reich
58 South Service Road, Suite 200
Melville, NY 11747
Tel: 631-367-7100
Fax: 631-367-1173
Patrick J. Coughlin
Ellen Gusikoff Stewart
655 West Broadway, Suite 1900
San Diego, CA 92101
Tel: 619-231-1058
Fax: 619-231-7423

COUNSEL FOR LEAD PLAINTIFF, NAMED PLAINTIFFS, AND THE CLASS
FEDERMAN & SHERWOOD
William B. Federman
10205 North Pennsylvania Avenue
Oklahoma City, Oklahoma 73120
Tel: 405-235-1560
Fax: 405-239-2112
COUNSEL FOR LEAD DERIVATIVE PLAINTIFF AND THE SHAREHOLDERS
CLEARY GOTTLIEB STEEN & HAMILTON LLP
Matthew D. Slater
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006
Tel: 202-974-1500
Fax: 202-974-1999
Breon S. Peace
One Liberty Plaza
New York, NY 10006
Tel: 212-225-2000
Fax: 212-225-3999
COUNSEL FOR DEFENDANTS DORAL FINANCIAL CORP., EDGAR M. CULLMAN, JR., EFRAIM KIER, HAROLD D. VICENTE, RICHARD F. BONINI, JOHN L. ERNST, AND FERNANDO RIVERA MUNICH
SIDLEY AUSTIN LLP
Barry W. Rashkover
Lynn A. Dummett
787 Seventh Avenue
New York, NY 10019
Tel: 212-839-5300
Fax: 212-839-5599
Thomas C. Green
1501 K Street, N.W.
Washington, D.C. 20005
Tel: 202-736-8000

COUNSEL FOR DEFENDANT SALOMóN LEVIS
GREENBERG TRAURIG, P.A.
Jeffrey B. Sklaroff
200 Park Avenue
New York, NY 10166
Tel: 212-801-9200
Fax: 212-801-6400
Jesús E. Cuza-Abdala
401 East Las Olas Boulevard
Suite 2000
Fort Lauderdale, FL 33301
Tel: 954-765-0500
Fax: 954-765-1477
COUNSEL FOR DEFENDANTS DAVID LEVIS, SR. AND MARIO S. LEVIS
WILLKIE FARR & GALLAGHER LLP
Michael R. Young
Kelly M. Hnatt
787 Seventh Avenue
New York, NY 10019
Tel: 212-728-8000
Fax: 212-728-8111
COUNSEL FOR DEFENDANT RICARDO MELENDEZ
SKADDEN, ARPS, SLATE, MEAGER & FLOM LLP
Edward J. Yodowitz
Michael M. Mitchell
Gary J. Hacker
Four Times Square
New York, NY 10036
Tel: 212-735-3000
Fax: 212-735-2000
COUNSEL FOR DEFENDANTS PETER A. HOFFMAN AND JOHN B. HUGHES

MINTZ LEVIN COHN FERRIS GLOVSKY & POPEO, P.C.
Seth R. Goldman
Chrysler Center
666 Third Avenue
New York, NY 10017
Tel: 212-692-6845
Fax: 212-983-3115
REICHARD & ESCALERA
Rafael Escalera-Rodriguez
P.O. Box 364148
San Juan, PR 00936-4148
Tel: 787-777-8888
Fax: 787-765-4225
COUNSEL FOR DEFENDANT ZOILA LEVIS
     47. Except for attorney notes, pleadings, and other Court submissions, Plaintiffs agree to return to Counsel for Doral all discovery obtained from the Settling Defendants within thirty (30) days after all the claims in the Class Action have been settled, tried to final judgment, or otherwise resolved against all defendants.
     48. This Stipulation shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles, to the extent that federal law does not apply. The Court shall retain jurisdiction over actions or proceedings based upon, including the enforcement of, this Stipulation or any of its terms. All parties to this Stipulation shall be subject to the jurisdiction of the Court for all purposes related to this Stipulation.
Dated: April 27, 2007

LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP

Samuel H. Rudman (SR-7957)
Russell J. Gunyan (RG-4724)
Mark S. Reich (MR-4166)
58 South Service Road, Suite 200
Melville, NY 11747
Tel: 631-367-7100
Fax: 631-367-1173
Patrick J. Coughlin
Ellen Gusikoff Stewart
655 West Broadway, Suite 1900
San Diego, CA 92101
Tel: 619-231-1058
Fax: 619-231-7423
Counsel for Lead Plaintiff, Named Plaintiffs, and the Class

FEDERMAN & SHERWOOD

William B. Federman (WF-9124)
10205 North Pennsylvania Avenue
Oklahoma City, Oklahoma 73120
Tel: 405-235-1560
Fax: 405-239-2112
Counsel for Lead Derivative Plaintiff and the Shareholders
CLEARY GOTTLIEB STEEN & HAMILTON LLP

Matthew D. Slater (MS-5416)
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006
Tel: 202-974-1500
Fax: 202-974-1999

Breon S. Peace (BP-8872)
One Liberty Plaza
New York, NY 10006
Tel: 212-225-2000
Fax: 212-225-3999
Counsel for Defendants Doral Financial Corp., Edgar M. Cullman, Jr., Efraim Kier, Harold D. Vicente, Richard F. Bonini, John L. Ernst, and Fernando Rivera Munich

SIDLEY AUSTIN LLP

Barry W. Rashkover (BR-6413)
Lynn A. Dummett (LD-2717)
787 Seventh Avenue
New York, NY 10019
Tel: 212-839-5300
Fax: 212-839-5599

Thomas C. Green
1501 K Street, N.W.
Washington, D.C. 20005
Tel: 202-736-8000
Counsel for Defendant Salomón Levis
GREENBERG TRAURIG, P.A.

Jeffrey B. Sklaroff (JS-4427)
200 Park Avenue
New York, NY 10166
Tel: 212-801-9200
Fax: 212-801-6400

Jesús E. Cuza-Abdala
401 East Las Olas Boulevard
Suite 2000
Fort Lauderdale, FL 33301
Tel: 954-765-0500
Fax: 954-765-1477
Counsel for Defendants David Levis, Sr. and Mario S. Levis

WILLKIE FARR & GALLAGHER LLP

Michael R. Young (MY-3041)
Kelly M. Hnatt (KH-6894)
787 Seventh Avenue
New York, NY 10019
Tel: 212-728-8000
Fax: 212-728-8111
Counsel for Defendant Ricardo Melendez
SKADDEN, ARPS, SLATE, MEAGER & FLOM LLP

Edward J. Yodowitz (EY-8372) Michael M. Mitchell (MM-6310) Gary J. Hacker (GH-7883) Four Times Square New York, NY 10036 Tel: 212-735-3000 Fax: 212-735-2000
Counsel for Defendants Peter A. Hoffman and John B. Hughes

MINTZ LEVIN COHN FERRIS GLOVSKY & POPEO, P.C.

Seth R. Goldman (SG-2452) Chrysler Center 666 Third Avenue New York, NY 10017 Tel: 212-692-6845 Fax: 212-983-3115
REICHARD & ESCALERA Rafael Escalera-Rodriguez P.O. Box 364148 San Juan, PR 00936-4148 Tel: 787-777-8888 Fax: 787-765-4225
Counsel for Defendant Zoila Levis

Exhibits

Schedule 1	Corporate Governance Settlement Term Sheet

Exhibit A	Proposed Preliminary Approval Order

Exhibit B	Notice of Pendency and Proposed Partial Settlement of Class Action

Exhibit C	Summary Notice of Proposed Partial Settlement of Class Action

Exhibit D	Proof of Claim and Release

Exhibit E	Proposed Judgment Dismissing Claims Against The Settling Defendants

Schedule 1
DORAL FINANCIAL CORP.
CORPORATE GOVERNANCE SETTLEMENT TERM SHEET1
          Within 60 days following the Refinancing Transaction Effective Date, Doral’s Board of Directors will adopt resolutions or amendments to Doral’s policies, guidelines, or by-laws, as appropriate, to implement the corporate governance enhancements described below, which resolutions and amendments shall have prospective effect only as of the date of adoption. This agreement is subject to and conditioned upon the following provisions concerning their duration and modification:
Doral agrees that the governance provisions included herein will remain in effect for four years from adoption or until such earlier time as Doral ceases to have common equity listed on a national securities exchange; provided, however, that any policy, guideline, or by-law adopted pursuant to this agreement may be altered or removed prior to the expiration of such period if:
(1) Doral’s Board of Directors, in good faith and upon the advice of counsel, determines that the guideline conflicts with any law, regulation, or rule (including rules of the New York Stock Exchange or other exchange or quotation system on which Doral’s stock is listed or traded (collectively, herein, “NYSE”)); or
(2) after two years from the Refinancing Transaction Effective Date a controlling interest in Doral is acquired (other than pursuant to the Refinancing Transaction) by any person or group of persons; or
(3) Doral merges into another company, which is the survivor; or
(4)(i) such alteration or amendment is first approved by Doral’s shareholders by a majority of votes cast at a shareholders’ meeting at which a quorum is present, or (ii) Doral’s Board of Directors, in the exercise of its fiduciary responsibilities, determines that it is in the best interest of its shareholders under the circumstances to adopt the alteration or amendment without the delay and expense in adoption that would result from seeking shareholder approval; provided that an alteration or amendment adopted pursuant to subsection (4)(ii) shall expire if not approved by a common shareholder ratification vote conducted within twelve months of adoption and shall immediately terminate if not approved by a majority of the votes cast in such ratification vote.
1.	Independent Directors[2]
•	A member of Doral’s Board of Directors shall not be considered independent if the member is, or within the preceding five years has been, an executive officer of Doral.

[1]	Capitalized terms in this Schedule 1 shall have the meaning ascribed to them in the Stipulation and Agreement of Partial Settlement of which it is a part.

[2]	Any commitment concerning independent directors shall apply only to the extent that Doral is not a “controlled company” as defined in the New York Stock Exchange Rules, in which case such Rules would then solely apply.

•	A member of Doral’s Board of Directors shall not be considered independent if, during any calendar year (i) the member receives direct remuneration in excess of $60,000 from Doral, its subsidiaries or affiliates or (ii) the member owns more than 10% of any organization that receives fees for providing accounting, consulting, legal, investment banking or financial services to Doral, its subsidiaries or affiliates (a) in excess of the lesser of $5 million or one percent of the gross revenues of the entity or (b) the receipt of which directly results in an increase in the compensation received by the director from that entity.

•	A member of Doral’s Board of Directors shall not be considered independent during any year in which a non-profit organization of which such member or the spouse of such member is an executive officer or director receives a contribution from Doral in excess of $75,000.
2.	Related Party Transactions
•	Doral’s Board of Directors will adopt a general policy governing its transactions with related parties appropriate for a financial institution and, if applicable, a controlled company, as defined in the NYSE’s rules applicable to listed companies (“controlled company”).
3.	Board Leadership and Committees
•	Doral’s Board of Directors shall appoint a “Lead Independent Director” in the case that Doral ceases to have an independent non-executive chairman of its Board of Directors.

•	Doral will disclose the name of the chairperson of each committee of its Board of Directors in the proxy statement relating to its annual meeting.

•	The position of Chairman of the Audit Committee of Doral shall, for the three fiscal years following the Refinancing Transaction Effective Date, be filled only with directors who joined Doral’s Board of Directors after October 1, 2006.
4.	Executive Compensation
•	Doral shall not implement a stock option plan or modify such a plan with or provide for reload or replacement options to reduce option exercise prices or increase the number of shares granted without first obtaining the affirmative vote of a majority of votes cast at a shareholders’ meeting at which a quorum is present or, to the extent permitted by applicable law, the written consent of shareholders holding at least a majority of Doral’s outstanding common stock, subject to the customary exceptions available under the NYSE’s rules applicable to the approval of equity compensation plans of listed companies.

•	No corporate executive compensation plan adopted after the Refinancing Transaction Effective Date may include any “change-of-control” definition that does not require the consummation of the applicable “change-of-control” transaction to trigger a “change-of-control.”

2

•	Any member of Doral’s Board of Directors or senior executive officer or equivalent who acquires Doral shares through the exercise of options granted after the Refinancing Transaction Effective Date must, except in the case of hardship as determined by Doral’s Compensation Committee, retain 33% of the net shares acquired for at least 12 months following the date of such acquisition or until such earlier time as (1) the individual ceases to be a director or an executive officer of Doral, or (2) the stock is sold pursuant to a transaction that, if consummated, would have the effect of causing Doral to cease to have common equity listed on a national securities exchange.
5.	Shareholder Proposals
•	Management’s response to each shareholder proposal that is duly made shall be reviewed by a committee composed exclusively of independent directors.

•	If following the Refinancing Transaction Effective Date new controlling shareholder(s) of Doral fail to name at least two new members to Doral’s Board of Directors, then not later than 90 days from the Refinancing Transaction Effective Date Doral’s Board of Directors will develop a policy of and process for soliciting director nominations from shareholders, which nominations will be considered and evaluated by Doral’s Corporate Governance and Nominating Committee, in accordance with its customary procedures and fiduciary obligations.
6.	Poison Pill
•	Doral shall not adopt a poison pill in the future unless: (1) such poison pill is first approved by Doral’s shareholders by a majority of votes cast at a shareholders’ meeting at which a quorum is present, or (2) Doral’s Board of Directors, in the exercise of its fiduciary responsibilities, determines that it is in the best interest of its shareholders under the circumstances to adopt a poison pill without the delay in adoption that would result from seeking shareholder approval; provided that a poison pill adopted pursuant to subsection (2) shall expire if not approved by a common shareholder ratification vote conducted within twelve months of adoption and shall immediately terminate if not approved by a majority of the votes cast in such ratification vote.

3

EXHIBIT A
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

X
:
IN RE DORAL FINANCIAL CORPORATION	:
SECURITIES LITIGATION	:	05 MD 1706 (RO)
:
This Document Relates to ALL ACTIONS, including:	:
:
Consolidated Class Action Complaint (05-md-1706;	:
05-cv-4014; 05-cv-4026; 05-cv-4074; 05-cv-4077;	:
05-cv-4087; 05-cv-4098; 05-cv-4113; 05-cv-4141;	:
05-cv-4233; 05-cv-4250; 05-cv-4294; 05-cv-4413;	:
05-cv-4973; 05-cv-5212; 05-cv-5213; 05-cv-9298;	:
05-cv-9299; 05-cv-5565);	:
:
Gavov v. Levis, 05-cv-5248;	:
:
Freeborn v. Levis, 05-cv-5250;	:
:
Rosenbaum Capital, LLC v. Levis, 05-cv-5486;	:
:
Corwin v. Levis, 06-cv-7711;	:
:
Fox v. Levis, 07-cv-3252; and	:
:
Jordan v. Doral Financial Corp, 05-cv-8882.	:
:
X

[PROPOSED]
PRELIMINARY APPROVAL ORDER

OWEN, D.J.,
WHEREAS:
     A. The Parties have entered into a Settlement of the claims asserted against the Settling Defendants in the Class Action and the Derivative Actions. The terms of the Settlement are set forth in a Stipulation and Agreement of Partial Settlement, dated April 27, 2007 (the “Stipulation”);
     B. The Parties have moved, pursuant to Rules 23(e) (“Rule 23”) and 23.1 (“Rule 23.1”) of the Federal Rules of Civil Procedure, for an Order preliminarily approving the Settlement, providing notice of the proposed Settlement to members of the Class and Shareholders in accordance with the Stipulation, and setting a Fairness Hearing (the “Preliminary Approval Order”);
     C. The Stipulation provides for the conditional certification of the Class solely for purposes of the Settlement; and
     D. The Court having read and considered the Stipulation and the exhibits annexed thereto, the proposed Notice of Pendency and Proposed Partial Settlement of Class Action and Derivative Actions (the “Notice”), the proposed Summary Notice of Proposed Partial Settlement of Class Action and Derivative Actions (the “Summary Notice”), the proposed form of Proof of Claim and Release, and the proposed Judgment Dismissing Claims Against the Settling Defendants, and finding that substantial and sufficient grounds exist for entering this Order;
     IT IS HEREBY ORDERED:
     1. For purposes of this Order, except where stated otherwise, all capitalized terms are as defined in the Stipulation.

Fairness Hearing
     2. Absent further Order by the Court, the Fairness Hearing shall be held on ___, 2007 at ___, .m., before the Honorable Richard Owen, United States District Judge, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Room 2240, New York, New York 10007-1312, to determine (a) whether the Settlement should be approved as fair, reasonable and adequate to the Class Members and the Shareholders; (b) whether the Plan of Allocation is fair, reasonable and adequate and should be approved; (c) if necessary, any calculations provided for in paragraph 14 of the Stipulation; (d) whether to approve Lead Counsel’s and Lead Derivative Counsel’s applications, if any, for an award of attorneys’ fees and payment of costs and expenses; and (e) whether a Judgment Dismissing Claims Against The Settling Defendants substantially in the form annexed hereto as Exhibit 4 (also annexed to the Stipulation as Exhibit E), should be entered, inter alia, dismissing with prejudice the Released Claims of Lead Plaintiff, the Named Plaintiffs, all Class Members, Lead Derivative Plaintiff, and all Shareholders against the Defendant Released Parties;
     3. Papers in support of the Settlement, the proposed Plan of Allocation submitted to the Court for approval, and Lead Counsel’s and Lead Derivative Counsel’s applications, if any, for attorneys’ fees and payment of expenses, shall be submitted on or before five (5) business days before the Fairness Hearing.
Preliminary Class Certification for Settlement Purposes
     4. Solely for purposes of the Stipulation and the Settlement, the Court now finds and concludes that:

2

          (a) With respect to all Released Claims pertaining to the Class Action, (1) the Class is ascertainable from records kept by brokerage firms, and other objective criteria, and the members of the Class are so numerous that joinder of all members of the Class is impracticable; (2) there are questions of law and fact common to the Class; (3) the claims of the Lead Plaintiff and Named Plaintiffs are typical of the claims of the Class; and (4) in negotiating and entering into the Stipulation, the Lead Plaintiff, Named Plaintiffs and their counsel have fairly and adequately represented and protected the interests of all members of the Class in that (i) the interests of Lead Plaintiff and Named Plaintiffs and the nature of their alleged claims are consistent with those of the other members of the Class, (ii) there appear to be no conflicts between or among the Lead Plaintiff and Named Plaintiffs and the Class, (iii) the Lead Plaintiff and Named Plaintiffs have been and appear to be capable of continuing to be active participants in both the prosecution and the settlement of the Class Action, and (iv) the Lead Plaintiff, the Named Plaintiffs, and the Class are represented by qualified, reputable counsel who are experienced in preparing and prosecuting large, complicated securities fraud class actions; and
          (b) With respect to all Released Claims pertaining to the Class Action, (1) the questions of law and fact that are common to the Class predominate over any individual questions; and (2) a class action is superior to other available methods for the fair and efficient adjudication of this controversy, considering (i) the interests of the members of the Class in individually controlling the prosecution of separate actions, (ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Class, (iii) the desirability or undesirability of concentrating the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of the Class Action.

3

     5. Solely for purposes of the Stipulation and the Settlement, the Class is hereby preliminarily certified pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure in accordance with the following definition as set forth in the Stipulation: “Class” means all Persons who purchased or otherwise acquired Doral securities from March 15, 2000, through August 15, 2006, inclusive, excluding Doral, the Individual Defendants, any immediate family member of the Individual Defendants, any entity in which any Individual Defendant has or had a controlling interest, any other defendant in the Class Action or any entity which, at any time during the Class Period, was a parent or subsidiary of, or which was controlled by, such defendant, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors, and assigns of such defendants. The Class includes Persons who acquired shares of Doral stock by any method, including but not limited to in the secondary market, in exchange for shares of acquired companies pursuant to a registration statement, or through the exercise of options including options acquired pursuant to employee stock plans, if any, Persons who acquired debt securities of Doral in the secondary market or pursuant to a registration statement, and Persons who beneficially acquired securities of Doral not held in such persons’ names, and who were injured thereby.
     6. Solely for purposes of the Stipulation and the Settlement, the Lead Plaintiff and Named Plaintiffs are hereby certified as the class representatives pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure.
Preliminary Approval of Settlement
     7. The Court preliminarily approves the Settlement, as reflected in the Stipulation, as being fair, reasonable and adequate, pending the Fairness Hearing.

4

Notice
     8. The Court approves, as to form and content, (i) the Notice, annexed hereto as Exhibit 1 (also annexed to the Stipulation as Exhibit B), (ii) the Summary Notice, annexed hereto as Exhibit 2 (also annexed to the Stipulation as Exhibit C), and (iii) the Proof of Claim and Release form, annexed hereto as Exhibit 3 (also annexed to the Stipulation as Exhibit D).
     9. The Court finds that the procedures established for publication, mailing and distribution of such Notice and Summary Notice substantially in the manner and form set forth in paragraph 10 of this Preliminary Approval Order meet the requirements of Rules 23 and 23.1 of the Federal Rules of Civil Procedure and due process, and constitute the best notice practicable under the circumstances.
     10. Lead Plaintiff and Lead Derivative Plaintiff shall cause notice of the proposed Settlement, the Fairness Hearing, the proposed Plan of Allocation, and Lead Counsel’s and Lead Derivative Counsel’s applications, if any, for an award of attorneys’ fees and payment of expenses, to be provided to members of the Class and the Shareholders as follows:
          a. Commencing on or before fourteen (14) days after entry of this Order (the “Notice Date”), a copy of the Notice, substantially in the form annexed hereto as Exhibit 1, together with a copy of the Proof of Claim and Release form, substantially in the form annexed hereto as Exhibit 3 (also annexed to the Stipulation as Exhibit D), shall be mailed by first class mail, postage prepaid, to the last known address of each member of the Class who Lead Counsel can identify with reasonable effort. Doral shall, at its own expense, promptly provide transfer records for the relevant time periods to the Claims Administrator in a form acceptable to the Claims Administrator.

5

          b. On or before twenty-one (21) days after entry of this Order, a Summary Notice substantially in the form annexed hereto as Exhibit 2 shall be published once in the national edition of the Wall Street Journal and once in a prominent newspaper in Puerto Rico.
          c. On or before ten (10) business days after entry of this Order, the Notice, Summary Notice, and Proof of Claim and Release Form shall further be placed on a web site maintained by the Administrator, as approved by the Court below, at www.gilardi.com.
     11. To effectuate the provision of notice, the collection, analysis and determination of Proofs of Claim submitted in accordance with the terms of the Notice and Summary Notice, and other actions required by this Order, the Court hereby approves the selection of Gilardi & Co. LLC to serve as the Administrator. Subject to review by the Court, Lead Counsel may retain the Administrator and may pay the reasonable and customary fees and costs associated with the review of claims and administration of the Settlement out of the Notice and Administration Fund without further order of the Court. Without further order of the Court, the Administrator may assist with various tasks, including, without limitation: (i) mailing or arranging for the mailing of the Notice and the Proof of Claim and Release form to members of the Class; (ii) arranging for publication of the Summary Notice; (iii) arranging for and staffing a toll-free telephone number to assist Lead Counsel in responding to inquiries from members of the Class; (iv) answering written inquiries from members of the Class and/or forwarding such inquiries to Lead Counsel or their designee; (v) providing additional copies of the Notice and/or the Proof of Claim and Release form upon request to members of the Class; (vi) receiving and maintaining any request for exclusion from a member of the Class; (vii) preparing, receiving and processing Proof of Claim forms returned by Class Members; and (viii) otherwise assisting Lead Counsel with administration and implementation of the Settlement.

6

     12. To further effectuate the administration and implementation of the Settlement, the Administrator shall lease and maintain a post office box of adequate size for the return of Proofs of Claim and requests for exclusion. The Notice and Summary Notice shall designate said post office box as the return address for the purposes designated therein. The Administrator shall be responsible for the receipt of all responses from members of the Class and, until further order of the Court, shall preserve all entries of appearance, Proofs of Claim, requests for exclusion from the Class, and all other written communications from members of the Class, nominees or any other Person in response to the Mailed Notice and/or Summary Notice. The costs of notification of the Settlement to members of the Class, including printing, mailing and publication of all required notices, shall be paid out of the Notice and Administration Fund.
     13. On or before seven (7) days before the Fairness Hearing, Lead Counsel shall file with the Court and serve on Counsel for Doral affidavits or declarations of the Person or Persons under whose general direction the mailing of the Notice and the publications of the Summary Notice shall have been made, showing that such mailing and publications have been made in accordance with this Order.
     14. Brokerage firms, banks, institutions, investment funds, investment companies, investment advisers, investment portfolios, mutual fund trusts, mutual investment funds, investment managers and any other Persons who are or claim to be nominees that purchased or otherwise acquired Doral securities during the Class Period for or on behalf of beneficial owners, which beneficial owners are thereby members of the Class, shall, within ten (10) business days of receiving the Notice, either (1) provide the Administrator with the name and last known address of each Person or organization for whom or for which such brokerage firm, bank, institution, investment fund, investment company, investment adviser, investment portfolio,

7

mutual fund trust, mutual investment fund, investment manager, or other nominee purchased or otherwise acquired such shares during the Class Period, such beneficial owners’ title/registration, street address, and city/state/zip, in which event the Administrator shall promptly mail the Notice and the Proof of Claim and Release form to such beneficial owners, or (2) request from the Administrator additional copies of the Notice package (which will be provided free of charge) and within seven (7) days mail the Notice package form directly to the beneficial owners of the Doral securities. If a brokerage firm, bank, institution, investment fund, investment company, investment adviser, investment portfolio, mutual fund trust, mutual investment fund, investment manager, or other nominee chooses to follow alternative procedure (2), such Person shall send a statement to the Administrator confirming that the mailing was made as directed.
Exclusion from the Class
     15. Any members of the Class who wish to exclude themselves from the Class must do so in accordance with the instructions contained in the Notice and the Summary Notice, including providing all applicable requested information. Any requests for exclusion must be postmarked, or delivered by hand, to the Administrator on or before twenty-one (21) days before the Fairness Hearing. Within three (3) business days of receipt by the Administrator of any request for exclusion, copies of all such forms shall be provided to Lead Counsel and Counsel for Doral.
     16. Unless otherwise ordered by the Court, all Persons who fall within the definition of the Class and who do not timely and validly request to be excluded from the Class in accordance with the instructions set forth in the Notice and the Summary Notice shall be subject to and bound by the Settlement and the provisions of the Stipulation, the releases contained therein, the Judgment with respect to all Released Claims, and all proceedings, orders and

8

judgments in the Class Action, even if such Persons have pending, or subsequently initiate, litigation, arbitration, or any other action against any or all of the Settling Defendants and/or the Defendant Released Parties relating to the Released Claims, and regardless of whether such Persons seek or obtain by any means, including, without limitation, by submitting a Proof of Claim or any similar document, any distribution from the Net Settlement Fund.
Right To Be Heard At Fairness Hearing
     17. Any Class Member may appear and show cause (if he, she or it has any) why the Court should or should not (a) approve the proposed Settlement as set forth in the Stipulation as fair, reasonable and adequate; (b) approve the Plan of Allocation, if Lead Plaintiff has filed one with the Court upon notice to the Class, as fair, reasonable and adequate; (c) approve Lead Counsel’s application, if any, for an award of attorneys’ fees and payment of costs and expenses; or (d) enter the Judgment Dismissing Claims Against The Settling Defendants substantially in the form annexed hereto as Exhibit 4, and any Shareholder may appear and show cause (if he, she or it has any) why the Court should or should not (a) approve the proposed Settlement as set forth in the Stipulation as fair, reasonable and adequate; (b) approve Lead Derivative Counsel’s application, if any, for an award of attorneys’ fees and payment of costs and expenses; or (c) enter the Judgment Dismissing Claims Against The Settling Defendants substantially in the form annexed hereto as Exhibit 4; provided, however, that no Person shall be heard with respect to, or shall be entitled to contest, the foregoing matters unless on or before twenty-one (21) days prior to the Fairness Hearing that Person has served by hand, or by first class mail postmarked by such date, on Lead Counsel, Lead Derivative Counsel, and Counsel for Doral, written notice of his, her or its intention to appear, setting forth briefly each objection and the basis therefor, together with copies of any papers and briefs in support of said objections and proof of membership in the

9

Class and/or standing as a Shareholder (including proof of all purchases, acquisitions, sales and dispositions of Doral securities made by or on behalf of such member of the Class during the Class Period) upon:

Samuel H. Rudman, Esq. Russell J. Gunyan, Esq. Mark S. Reich, Esq. LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP 58 South Service Road, Suite 200 Melville, NY 11747	Patrick J. Coughlin, Esq. Ellen Gusikoff Stewart, Esq. LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP 655 West Broadway, Suite 1900 San Diego, CA 92101
Counsel for Lead Plaintiff
William B. Federman, Esq.
FEDERMAN & SHERWOOD
120 N. Robinson Avenue
Suite 2720
Oklahoma City, Oklahoma 73102
Counsel for Lead Derivative Plaintiff

Matthew D. Slater, Esq. CLEARY GOTTLIEB STEEN & HAMILTON, LLP 2000 Pennsylvania Ave., N.W. Washington, D.C. 20006	Breon S. Peace, Esq. CLEARY GOTTLIEB STEEN & HAMILTON, LLP One Liberty Plaza New York, New York 10006
Counsel for Doral
and has filed at least twenty-one (21) days prior to the Fairness Hearing said objections, papers and briefs, showing due proof of such service upon all counsel identified above, with the Clerk of the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007-1312.

10

     18. Any member of the Class or Shareholder who does not object in the manner prescribed above shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the foregoing matters, including the fairness, adequacy or reasonableness of the proposed Settlement, the Judgment Dismissing Claims Against The Settling Defendants to be entered approving the Settlement, any Plan of Allocation by then filed with the Court upon notice to the Class, or Lead Counsel’s or Lead Derivative Counsel’s applications, if any, for an award of attorneys’ fees and payment of expenses.
     19. Concerning the calculation provided for in paragraph 14 of the Stipulation, if no agreement can be reached through the mediation process as set forth in paragraph 15 of the Stipulation, Lead Counsel and Counsel for Doral shall submit their respective position papers to the Court, and are hereby authorized to file such papers and any exhibits as necessary under seal.
     20. The Court may adjourn or continue the Fairness Hearing or any adjournment or continuance thereof without any further notice, other than an announcement at the Fairness Hearing or any adjournment or continuance thereof, and may approve the Stipulation with or without modification and without further notice to Class Members or Shareholders. The Court further reserves the right to enter the Judgment Dismissing Claims Against The Settling Defendants, inter alia, dismissing the Class Action and Derivative Actions with prejudice as to the Settling Defendants and any order on the Plan of Allocation or attorneys’ fees and expenses, at or after the Fairness Hearing and without further notice to the Class or the Shareholders.
Claims Process
     21. In order to participate in the distribution of the Net Settlement Fund, a Class Member must timely submit a separate Proof of Claim, signed and subject to penalties of perjury, substantially in the form annexed as Exhibit 3 hereto and supported by proof of all

11

purchases or acquisitions and sales of Doral securities during the Class Period. To be valid and accepted, a Proof of Claim must be postmarked on or before 90 days after the Notice Date, and must be sent to:
Doral Securities Litigation
Claims Administrator
c/o Gilardi & Co. LLC
P.O. Box 8040
San Rafael, CA 94912-8040
     22. Any Class Member who does not timely submit a valid Proof of Claim shall not be entitled to share in the Net Settlement Fund, except as specifically ordered by the Court, but nonetheless shall be barred and enjoined from asserting any of the Released Claims against any of the Defendant Released Parties.
     23. Once the Administrator has considered a timely submitted Proof of Claim, Lead Counsel, through the Administrator, shall determine, based upon the Plan of Allocation as approved by the Court, whether such claim is valid, deficient, or rejected. For each claim determined to be either deficient or rejected, the Administrator shall send a deficiency letter or a rejection letter, as appropriate, describing the bases on which the claim was so determined. Each Class Member who receives a deficiency letter or rejection letter shall have 30 days from the date of such letter to supply to the Administrator documentation and/or an explanation sufficient to remedy the deficiency or rejection. Any Class Member who receives a deficiency letter or a rejection letter and who fails to submit documentation sufficient to remedy the deficiency or reason for rejection within the time prescribed herein shall have such claim deemed finally rejected, and Lead Counsel, through the Administrator, shall send a letter to such Class Member notifying such Class Member that such Class Member’s claim has been deemed finally rejected and that such Class Member may move the Court with respect to such finally rejected claim.

12

     24. If a Class Member timely responds to a deficiency letter or rejection letter by providing an explanation and/or documentation in response to such a deficiency letter or rejection letter, Lead Counsel, through the Administrator, shall determine whether such explanation and/or documentation is sufficient to remedy the deficiency or reason for rejection. If Lead Counsel, through the Administrator, determines that the explanation and/or documentation submitted in response to the deficiency letter or the rejection letter is sufficient, such claim shall be deemed a valid claim. If, on the other hand, Lead Counsel, through the Administrator, determines that the explanation and/or documentation is not sufficient to remedy the deficiency or reason for rejection, such claim shall be deemed finally rejected, and Lead Counsel, through the Administrator, shall send a letter to such Class Member notifying such Class Member that such Class Member’s claim has been deemed finally rejected and that such Class Member may move the Court with respect to such finally rejected claim.
     25. There shall be no distribution of any of the Net Settlement Fund Amounts to any Class Member until a Plan of Allocation and an award of attorneys’ fees and reimbursement of expenses are finally approved and affirmed on appeal or certiorari or are no longer subject to review by appeal or certiorari and the time for any petition for rehearing, appeal, or review, whether by certiorari or otherwise, has expired.
     26. Neither the Settling Defendants nor their counsel shall have any responsibility for any Plan of Allocation or any application by Lead Counsel for fees and expenses, and such matters will be considered separately from the fairness, reasonableness, and adequacy of the Settlement.
     27. The Plan of Allocation proposed by Lead Plaintiff is not a part of the Stipulation and will be considered by the Court separately from the Court’s consideration of the fairness,

13

reasonableness and adequacy of the Settlement. The Plan of Allocation is not a necessary term of the Stipulation and it is not a condition of the Stipulation that any particular Plan of Allocation be approved. Any decision by the Court concerning the Plan of Allocation shall not affect the validity, enforceability or finality of the Stipulation and Settlement, and any modification of the Plan of Allocation by the Court shall not provide any of the Parties with the right to terminate the Settlement or impose an obligation on the Settling Defendants to increase the consideration paid in connection with the Settlement. Any order or proceedings relating to a request for approval of the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the effectiveness or finality of the Judgment or the release of the Released Claims.
     28. Neither the Settling Defendants nor the other Defendant Released Parties nor their counsel shall have any responsibility for, interest in or liability whatsoever to any Person, including, without limitation, to any Class Members, the Class, the Plaintiffs, the Shareholders, Lead Counsel, or Lead Derivative Counsel, with respect to the Settlement Fund (except to the extent that the Settling Defendants shall retain their respective interests in the Settlement Amount in the event the Effective Date does not occur as provided in the Stipulation), any investment or distribution of the Settlement Fund, the proposed or actual Plan of Allocation, the determination, administration or calculation of claims, final awards and supervision and distribution of the Settlement Fund as set forth in the Stipulation or any application for attorneys’ fees and reimbursement of expenses, the payment or withholding of taxes or any losses incurred in connection with any such matters, and any Person, including, without limitation, the Class Members, the Class, the Plaintiffs, the Shareholders, Lead Counsel, or Lead Derivative Counsel, shall have no Claims against the Defendant Released Parties or their counsel in connection

14

therewith. The Defendant Released Parties shall have no responsibility for and no liability whatsoever with respect to the Settlement Amounts after the Settlement Amounts have been fully paid as set forth in the Stipulation. In no event will the Settling Defendants be responsible for payment of any amount except the portion of the Settlement Amounts that each agreed to pay in the Stipulation.
Additional Provisions
     29. All Class Members shall be bound by all determinations and judgments in the Class Action, and all Shareholders shall be bound by all determinations and judgments in the Lead Derivative Action, concerning the Stipulation and the Settlement, including, but not limited to, the terms of the Judgment to be entered and the releases provided for therein, whether favorable or unfavorable to the Class or Shareholders.
     30. Any Class Members may enter an appearance in the Class Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Lead Counsel. Any Shareholders may enter an appearance in the Lead Derivative Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Lead Derivative Counsel.
     31. The Administrator is authorized and directed to prepare any tax returns required to be filed on behalf of the Settlement Fund and to cause any taxes due and owing to be paid from the Settlement Fund.
     32. Pending the Effective Date or cancellation, failure or termination of the Settlement, pursuant to paragraphs 30 and 31 of the Stipulation, (a) no member of the Class and no Shareholder shall commence, prosecute, pursue or litigate any Released Claim against the

15

Defendant Released Parties, whether directly, representatively or in any other capacity, and regardless of whether or not any such member of the Class has appeared in the Class Action or such Shareholder has appeared in the Derivative Actions; (b) no Non-Settling Defendant shall commence, prosecute, pursue or litigate any action or Claim for contractual or other indemnity or contribution against any Defendant Released Party, based upon the Released Claims, whether as claims, cross-claims, counterclaims or third-party claims, whether asserted in the Complaint in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other forum in the United States or elsewhere; and (c) no Defendant Released Party shall commence, prosecute, pursue or litigate any action or Claim for contractual or other indemnity or contribution against any Non-Settling Defendant based upon the Released Claims, whether as claims, cross-claims, counterclaims or third-party claims, whether asserted in the Complaint in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other forum in the United States or elsewhere.
     33. If the Settlement is terminated or cancelled or fails to become effective for any reason, in accordance with the terms of the Stipulation, this Preliminary Approval Order shall be rendered null and void and shall be vacated nunc pro tunc, and the provisions of paragraphs 30 and 31 of the Stipulation shall apply.
     34. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Preliminary Approval Order or the Stipulation.
     35. The Court shall retain continuing jurisdiction over the Settlement, as well as the administration thereof and all proceedings arising out of or related to the Stipulation and/or the Settlement.

16

SO ORDERED:

Dated:	__________ __, 2007 New York, New York

Richard Owen
United States District Judge

17

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re DORAL FINANCIAL CORP.	:	Master Docket No. 1:05-md-01706-RO
SECURITIES LITIGATION	:	(Civil Action No. 1:05-cv-04014-RO)
:

	:	NOTICE OF PENDENCY AND PROPOSED
This Document Relates To	:	PARTIAL SETTLEMENT OF CLASS AND
	:	DERIVATIVE ACTIONS
:
ALL ACTIONS.	:
	x	EXHIBIT B

TO: ALL PURCHASERS OF DORAL FINANCIAL CORP. (“DORAL” OR THE “COMPANY”) SECURITIES BETWEEN MARCH 15, 2000 AND AUGUST 15, 2006, INCLUSIVE, AND ALL CURRENT DORAL SHAREHOLDERS.
     PLEASE READ THIS NOTICE CAREFULLY.
     THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED PARTIAL SETTLEMENT OF CLASS AND SHAREHOLDER DERIVATIVE LITIGATIONS.
     A federal court authorized this Notice. This is not a solicitation from a lawyer.
     Security and Time Periods: With respect to the Settlement of the Class Action, securities purchased between March 15, 2000 and August 15, 2006. With respect to the Settlement of the Derivative Actions, Doral common stock held as of March 15, 2000 to the present.
     Class Action Settlement Consideration: One Hundred Twenty Nine Million Dollars ($129,000,000.00) in cash plus the adoption by Doral of significant corporate governance measures, which are set forth in Schedule 1 to the Stipulation and Agreement of Partial Settlement, subject to the conditions set forth therein. Your recovery will depend on the type and amount of Doral securities purchased and the timing of your purchases and any sales. Depending on the number of eligible shares that participate in the Settlement and when those shares were purchased and sold, the estimated average recovery per share will be approximately $___before deduction of Court-approved fees and expenses. A Class Member’s actual recovery will be a proportion of the Net Settlement Fund determined by that claimant’s recognized claim as compared to the total recognized claims of all Class Members who submit acceptable Proof of Claim forms.
     Derivative Actions Settlement Consideration: The Board of Directors of Doral shall adopt by resolution or otherwise the corporate governance enhancements set forth in Schedule 1 to the Stipulation and Agreement of Partial Settlement, subject to the conditions set forth therein. In addition, Doral shall pay $1,000,000.00 in cash to pay any and all attorneys’ fees and expenses awarded to Lead Derivative Counsel. Only purchasers of Doral securities during the period from March 15, 2000 to August 15, 2006 shall recover from the Net Settlement Fund.
     Reasons for Settlement: Avoids the costs and risks associated with continued litigation, including the very real danger of no recovery. Doral’s financial condition has deteriorated significantly, and it has a $625 million bond payment due in 2007 which it presently does not have the funds to pay. In addition, given the Company’s financial condition, and its restatement of financial results, it has been operating under various consent decrees and agreements with federal and state banking regulators which, among other things, severely limits its ability to fund a settlement of the litigation. As a result of Doral’s poor financial condition, and limited directors’ and officers’ liability insurance, it is unable to pay any additional money to Class Members, over and above the amount of this Settlement, and it is highly unlikely that the Company’s financial condition would improve over time. In fact, Doral must enter into a debt refinancing transaction in order to meet its obligations under the Settlement and repay its $625 million senior notes due July 20, 2007. Failure to do so would render the Company insolvent.
     If the Case Had Not Settled: Continuing with the case could have resulted in dismissal or loss at trial. The two sides vigorously disagree on both liability and the amount of money that could have been won if Lead Plaintiff and Named Plaintiffs prevailed at trial. The parties disagree about: (1) the method for determining whether Doral securities were artificially inflated in price during the relevant period; (2) the amount of any such inflation; (3) whether or the extent to which various facts alleged by Lead Plaintiff and Named Plaintiffs were materially false or in any way misleading; (4) the extent that various facts alleged by Lead Plaintiff and Named Plaintiffs influenced the trading price of Doral securities during the relevant period; and (5) whether the facts alleged were material, false, misleading or otherwise actionable under the federal securities laws.
     Attorneys’ Fees and Expenses: Court-appointed Lead Counsel in the Class Action will ask the Court for attorneys’ fees not to exceed ___% of the Settlement Fund which fee request is the product of a tiered fee structure negotiated at arms length between the Lead Plaintiff and Lead Counsel ranging from a 0% fee to a ___% fee depending on the result obtained, and reimbursement of out-of-pocket expenses not to exceed $___,000.00 to be paid from the Settlement Fund. If the above amounts are requested and approved by the Court, the average cost per share will be $0._. Lead Counsel has not received any payment for its work investigating the facts, conducting the Class Action and negotiating this Settlement on behalf of the Lead Plaintiff and the Class. Lead Derivative Counsel will apply for an award of attorneys’ fees and expenses of $1,000,000.00 to be paid from the Derivative Action Settlement Amount.
     Deadlines:

Submit Claim:	, 2007
Request Exclusion:	, 2007
File Objection:	, 2007
     Court Hearing on Fairness of Settlement:                     , 2007
     More Information: www.gilardi.com or

Claims Administrator:	Lead Counsel:

Doral Securities Litigation	Rick Nelson
Administrator	Shareholder Relations
c/o Gilardi & Co. LLC	Lerach Coughlin Stoia Geller
P.O. Box 8040	Rudman & Robbins LLP
San Rafael, CA 94912-8040	655 West Broadway, Suite 1900
San Diego, CA 92101
•	Your legal rights are affected whether you act, or don’t act. Read this Notice carefully.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

SUBMIT A CLAIM FORM	The only way for Class Members to get a payment.

EXCLUDE YOURSELF	Get no payment. This is the only option that allows a Class Member to participate in any other lawsuit against the Settling Defendants and the other Released Parties relating to the legal claims in this case.

OBJECT	You may write to the Court if you don’t like this Settlement.

GO TO A HEARING	You may ask to speak in Court about the fairness of the Settlement.

DO NOTHING	Get no payment. Give up rights.
•	These rights and options — and the deadlines to exercise them — are explained in this Notice.

•	The Court in charge of this case must decide whether to approve the Settlement. Payments will be made if the Court approves the Settlement and, if there are any appeals, after appeals are resolved. Please be patient.
BASIC INFORMATION
     1. Why Did I Get This Notice Package?
     You or someone in your family may have purchased Doral securities between March 15, 2000 and August 15, 2006, inclusive.
     The Court directed that you be sent this Notice because you have a right to know about a proposed Settlement of a class action and shareholder derivative lawsuit, and about all of your options, before the Court decides whether to approve the Settlement. If the Court approves it, and after any objections or appeals are resolved, the Administrator appointed by the Court will make the payments that the Class Action settlement allows, and Doral will adopt the corporate governance enhancements negotiated between the Parties in settlement of the Derivative Actions.
     This package explains the lawsuit, the Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them.
     The Court in charge of the case is the United States District Court for the Southern District of New York, and the case is known as In re Doral Financial Corp. Securities Litigation, Master Docket No. 1:05-md-1706-RO. The Lead Plaintiff in the Class Action is the West Virginia Investment Management Board, and the other Named Plaintiffs in the Class Action are Angel A. Burckhart and Administración de Compensaciones por Accidents de Automóviles. The Lead Derivative Plaintiff is Rosenbaum Capital, LLC. The Settling Class Defendants are Doral, Salomón Levis, David Levis, Sr., Zoila Levis, Ricardo Melendez, Richard F. Bonini, Edgar M. Cullman, Jr., Mario Levis, Efraim Kier, Harold D. Vicente, John B. Hughes and Peter A. Hoffman. The Setting Derivative Defendants are Salomón Levis, Richard F. Bonini, Mario Levis, Zoila Levis, Fernando Rivera Munich, Ricardo Melendez, David Levis, Sr., Edgar Cullman, Jr., John L. Ernst, Efraim Kier, Harold D. Vicente, Peter A. Hoffman and John B. Hughes. PricewaterhouseCoopers LLC is a defendant in the Class Action, but it is not a party to this Settlement.
     2. What Is This Lawsuit About?
     Doral describes itself as a diversified financial services company engaged in mortgage banking, commercial banking, institutional broker-dealer activities and insurance agency activities. The Company’s financial activities are principally conducted in Puerto Rico and the New York City metropolitan area.
     Lead Plaintiff and Named Plaintiffs alleged in the Class Action on behalf of purchasers of Doral securities during the Class Period, that during that time period, Doral issued false and misleading financial statements that violated the federal securities laws and Generally Accepted Accounting Principles (“GAAP”) in order to overstate the Company’s pre-tax income and understate its debt. In April 2005, Doral announced that it would restate its financial statements for the five-year period ended December 31, 2004.
     Lead Plaintiff and Named Plaintiffs allege that as a result of these material misrepresentations, Doral securities traded at artificially inflated prices during the Class Period, in violation of the federal securities laws. Defendants deny all of Lead Plaintiff’s and Named Plaintiffs’ allegations or that they did anything wrong. Defendants also deny that the Lead Plaintiff or the Class suffered damages or that the prices of Doral securities were artificially inflated by reason of any alleged statements, omissions or otherwise.
     3. Why Is There a Settlement?
     The Court did not decide in favor of Plaintiffs or Settling Defendants. Instead, these parties agreed to this Settlement. That way, they avoid the cost of a trial, eligible Class Members who make valid claims will get compensation, and Doral will adopt the agreed-to corporate governance enhancements. The Lead Plaintiff, Named Plaintiffs and Lead Derivative Plaintiff and their attorneys think the Settlement is best for all Class Members and Doral shareholders.
WHO IS IN THE SETTLEMENT
     To see if you will get money from this Settlement, you first have to determine if you are a Class Member.
     4. How Do I Know if I Am Part of the Class Action Settlement?
     The Class includes all Persons who purchased Doral securities between March 15, 2000 and August 15, 2006, inclusive, except those Persons and entities that are excluded, as described below.

     5. What Are the Exceptions to Being Included?
     You are not a Class Member if you are a Settling Defendant, a member of the immediate family of one of the individual defendants listed in Question 1, an entity in which any defendant has or had a controlling interest, any other defendant in the Class Action or any entity which, at any time during the Class Period, was a parent or subsidiary of, or which was controlled by, such defendant, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors, and assigns of such defendants.
     If you sold Doral securities between March 15, 2000 and August 15, 2006, that alone does not make you a Class Member. You are a Class Member only if you purchased Doral securities between March 15, 2000 and August 15, 2006, inclusive.
     6. I’m Still Not Sure if I Am Included.
     If you are still not sure whether you are included, you can ask for free help. You can call Rick Nelson at 619/231-1058 for more information. Or you can fill out and return the claim form described in Question 10, to see if you qualify.
THE SETTLEMENT BENEFITS — WHAT YOU GET
     7. What Does the Class Action Settlement Provide?
     Settling Defendants have agreed to create a One Hundred Twenty Nine Million Dollar ($129,000,000.00) fund in cash to be divided among all eligible Class Members who send in valid claim forms, after payment of Court-approved attorneys’ fees and expenses and the costs of claims administration, including the costs of printing and mailing this Notice and the cost of publishing newspaper notice. Doral also agreed to adopt important corporate governance enhancements which directly address Lead Plaintiff’s, Named Plaintiffs’ and Lead Derivative Plaintiff’s allegations.

     8. How Much Will My Payment Be?
     Your share of the fund will depend on the number of valid claim forms that Class Members send in and how many shares of stock you purchased during the relevant period and when you bought and sold them. A claim will be calculated as follows:
     Plan of Allocation:
     Note: In the case the option was exercised for Doral common stock, the amount paid, or proceeds received, upon the settlement of the option contract equals the intrinsic value of the option using Doral common stock’s closing price on the date the option was exercised.
     Note: The combined recovery for the Call Options and Put Options shall not exceed ___% of the Net Settlement Fund.
     The payment you get will reflect your pro rata share after deduction of Court-approved fees and expenses. Depending on the number of eligible shares that participate in the Settlement and when those shares were purchased and sold, the estimated average payment will be approximately $0.___for each share before deduction of Court-approved fees and expenses. The number of claimants who send in claims varies widely from case to case. If fewer than anticipated Class Members send in claim forms, you could get more money.
     In the event a Class Member has more than one purchase of Doral securities, all purchases, and any sales shall be matched on a first-in, first-out (“FIFO”) basis, and Class Period sales will be matched first against any Doral securities held at the beginning of the Class Period and then against purchases in chronological order. A purchase or sale of Doral securities shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date.

     To the extent a claimant had a gain from his, her or its overall transactions in Doral securities during the Class Period, the value of the recognized claim will be zero.
     9. What Does the Derivative Action Settlement Provide?
     The Derivative Actions settlement provides that in full consideration of the Derivative Actions, the Board of Directors shall adopt by resolution or otherwise the corporate governance enhancements set forth in Schedule 1 to the Stipulation, subject to the conditions therein. No money will be distributed to Doral shareholders pursuant to the Derivative Actions settlement.
HOW YOU GET A PAYMENT — SUBMITTING A CLAIM FORM
     10. How Can I Get a Payment?
     To qualify for payment, you must be an eligible Class Member and you must send in a claim form. A claim form is enclosed with this Notice. Read the instructions carefully, fill out the form, include all the documents the form asks for, sign it, and mail it in the enclosed envelope postmarked no later than                     , 2007.
     11. When Would I Get My Payment?
     The Court will hold a hearing on                     , 2007, at ___:___.m., to decide whether to approve the Settlement. If Judge Owen approves the Settlement, there may be appeals. It is always uncertain whether these appeals can be resolved favorably, and resolving them can take time, perhaps more than a year. Everyone who sends in a claim form will be informed of the determination with respect to each claim. Please be patient.
     12. What Am I Giving Up to Get a Payment or Stay in the Class?
     If you purchased Doral securities at any time between March 15, 2000 and August 15, 2006, inclusive, then unless you exclude yourself, you are staying in the Class, and that means that you cannot sue, continue to sue, or be part of any other lawsuit against the Settling Defendants in any state or federal court about the same issues in this case or about any claims or issues that could have been asserted in the Class Action. It also means that all of the Court’s orders will apply to you and legally bind you, and you will release your claims in this case against the Settling Class Defendants, including Unknown Claims and any claims you could have raised. The terms of the release are included in the claim form that is enclosed.
EXCLUDING YOURSELF FROM THE SETTLEMENT
     If you are a Class Member and you don’t want a payment from this Settlement, but you want to keep the right to sue or continue to sue the Settling Class Defendants on your own about the same issues in the Class Action, then you must take steps to get out of the Class. This is called excluding yourself, or is sometimes referred to as opting out of the Class.
     13. How Do I Get out of the Class?
     To exclude yourself from the Class, you must send a letter by mail stating that you want to be excluded from In re Doral Financial Corp. Securities Litigation, Master Docket No. 1:05-md-1706- RO. You must include your name, address, telephone number, your signature, and the number and type of Doral securities you purchased between March 15, 2000 and August 15, 2006, inclusive, the number and type of shares sold during this time period, if any, and the dates of such purchases and sales. You must mail your exclusion request postmarked no later than ___, 2007, to:
Doral Securities Litigation
Administrator
c/o Gilardi & Co. LLC
P.O. Box 8040
San Rafael, CA 94912-8040
     You cannot exclude yourself on the phone or by e-mail. If you are a Class Member and ask to be excluded, you are not eligible to get any Settlement payment, and you cannot object to the Settlement. You will not be legally bound by anything that happens in this lawsuit.

     14. If I Do Not Exclude Myself, Can I Sue the Settling Defendants for the Same Thing Later?
     No. Unless you exclude yourself, you give up any right to sue or take part in any lawsuit in this Court and any other state or federal court, against the Settling Defendants, for the claims resolved by this Settlement. The claims resolved by this Settlement are defined in the release within the enclosed claim form. If you have a pending lawsuit against any of the Settling Defendants, speak to your lawyer in that case immediately. Remember, the exclusion deadline is                     , 2007.
     15. If I Exclude Myself, Can I Get Money from This Settlement?
     No. If you exclude yourself, do not send in a claim form to ask for any money. But, you may sue, continue to sue, or be part of a different lawsuit against the Settling Defendants.
THE LAWYERS REPRESENTING YOU
     16. Do I Have a Lawyer in This Case?
     The Court asked the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP to represent you and other Class Members.
     These lawyers are called Lead Counsel. You will not be charged for these lawyers. If you want to be represented by your own lawyer, you may hire one at your own expense.
     The Court asked the law firm of Federman & Sherwood to represent Lead Derivative Plaintiff and current Doral Shareholders in the Derivative Actions.
     17. How Will the Lawyers Be Paid?
     Lead Counsel in the Class Action will ask the Court to approve payment of attorneys’ fees not to exceed ___% of the Settlement Fund (an average of $             per share) and for reimbursement of their out-of-pocket expenses up to $___,000.00, which were advanced in connection with the Class Action. The fee percentage sought is based on a tiered fee structure negotiated at arm’s length between Lead Plaintiff and Lead Counsel. The fee structure provides for a range of 0% to 22%, depending on the result obtained. The $129 million Settlement Fund yields a blended fee request of ___%. Lead Derivative Counsel shall seek an award of attorneys’ fees and expenses from the Derivative Action Settlement Amount. The Lead Plaintiff and the Named Plaintiffs may also seek reimbursement for their expenses incurred in connection with their service as representative plaintiffs. Such sums as may be approved by the Court will be paid from the Settlement Fund. Class Members are not personally liable for any such fees or expenses.
     The attorneys’ fees and expenses requested will be the only payment to Lead Counsel and Lead Derivative Counsel for their efforts in achieving this Settlement and for their risk in undertaking these representations on a wholly contingent basis. To date, neither Lead Counsel nor Lead Derivative Counsel have been paid for their services for conducting this litigation on behalf of the Lead Plaintiff, the Named Plaintiffs, the Class, and the Shareholders nor for their substantial out-of-pocket expenses. The fees requested will compensate Lead Counsel and Lead Derivative Counsel for their work in achieving the Settlement and is well within the range of fees awarded to counsel under similar circumstances in other cases of this type. The Court may award less than this amount.
OBJECTING TO THE SETTLEMENT
     You can tell the Court that you don’t agree with the Settlement or some part of it.
     18. How Do I Tell the Court that I Don’t Like the Settlement?
     If you are a Class Member or a Shareholder, you can object to the Settlement if you don’t like any part of it. You can give reasons why you think the Court should not approve it. The Court will consider your views. To object, you must send a letter saying that you object to the Settlement in In re Doral Financial Corp. Securities Litigation, Master Docket No. 1:05-md-1706-RO. Be sure to include your name, address, telephone number, your signature, the number and type of shares of Doral securities purchased and sold between March 15, 2000 and August 15, 2006, inclusive, or purchased and held as of March 15, 2000 and the present, and the reasons you object to the Settlement. Any objection to the Settlement must be mailed to each of the following, postmarked no later than ___, 2007:
Court:
Clerk of the Court
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
Daniel Patrick Moynihan United States Courthouse
500 Pearl Street, Room 120
New York, NY 10007
Counsel for Lead Plaintiff, Named Plaintiffs and the Class:
LERACH COUGHLIN STOIA GELLER
     RUDMAN & ROBBINS LLP
ELLEN GUSIKOFF STEWART
655 West Broadway, Suite 1900
San Diego, CA 92101
Counsel for Lead Derivative Plaintiff and the Shareholders
FEDERMAN & SHERWOOD
WILLIAM B. FEDERMAN
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120
Counsel on Behalf of Settling Defendants:
CLEARY GOTTLIEB STEEN
     & HAMILTON, LLP
MATTHEW D. SLATER
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
     19. What’s the Difference Between Objecting and Excluding?
     Objecting is simply telling the Court that you don’t like something about the Settlement. You can object to the Class Action settlement only if you stay in the Class. You can object to the Derivative Actions settlement only if you continue to hold your Doral shares. Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself from the Class, you have no basis to object because the Class Action settlement no longer affects you.
THE COURT’S SETTLEMENT HEARING
     The Court will hold a hearing to decide whether to approve the Settlement. You may attend and you may ask to speak, but you don’t have to.
     20. When and Where Will the Court Decide Whether to Approve the Settlement?
     The Court will hold a settlement hearing at ___.m., on ___, 2007, at the United States District Court, Southern District of New York, before the Honorable Richard Owen, United States District Judge, at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York, 10007. At this hearing the Court will consider whether the Settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. Judge Owen will listen to people who have asked to speak at the hearing. The Court will also consider how much to pay to Lead Counsel and Lead Derivative Counsel (assuming the Settlement is approved). The Court may decide these issues at the hearing or take them under consideration. We do not know how long these decisions will take. The Court may change the date of this hearing without further notifying you.
     21. Do I Have to Come to the Hearing?
     No. Lead Counsel and Lead Derivative Counsel will answer questions Judge Owen may have. But, you are welcome to come at your own expense. If you send an objection, you don’t have to come to Court to talk about it. As long as you mailed your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary.

     22. May I Speak at the Hearing?
     You may ask the Court for permission to speak at the settlement hearing. To do so, you must send a letter saying that it is your intention to appear in In re Doral Financial Corp. Securities Litigation, Master Docket No. 1:05-md-1706-RO. Be sure to include your name, address, telephone number, your signature, and the number and type of shares of Doral securities purchased between March 15, 2000 and August 15, 2006, inclusive, or purchased and held as of March 15, 2000 and the present. Your notice of intention to appear must be postmarked no later than ___, 2007, and be sent to the Clerk of the Court, Lead Counsel, Lead Derivative Counsel and Settling Defendants’ counsel, at the addresses listed in Question 18. You cannot speak at the hearing if you exclude yourself from the Class.
IF YOU DO NOTHING
     23. What Happens if I Do Nothing at All?
     If you do nothing, you’ll get no money from this Settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against the Settling Defendants about the same issues that were or could have been raised in this case, ever again.
GETTING MORE INFORMATION
     24. Are There More Details About the Settlement?
     This Notice summarizes the proposed Settlement. More details are in the Stipulation and Agreement of Partial Settlement dated April ___, 2007. You can get a copy of the Stipulation by writing to Rick Nelson, c/o Lerach Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101, or from the Clerk’s office at the United States District

Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Room 120, New York, New York 10007, during regular business hours.
     25. How Do I Get More Information?
     You can call 619/231-1058 or write to Rick Nelson, Lerach Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101, or visit the Administrator’s website at www.gilardi.com.
DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE
SPECIAL NOTICE TO NOMINEES
     If you hold any Doral securities purchased between March 15, 2000 and August 15, 2006, inclusive, or as of March 15, 2000 to the present, as nominee for a beneficial owner, then, within ten (10) days after you receive this Notice, you must either: (1) send a copy of this Notice by first class mail to all such Persons; or (2) provide a list of the names and addresses of such Persons to the Administrator:
Doral Securities Litigation
Administrator
c/o Gilardi & Co. LLC
P.O. Box 8040
San Rafael, CA 94912-8040
     If you choose to mail the Notice and Proof of Claim yourself, you may obtain from the Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.
     Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for, or advancement of, reasonable administrative costs actually incurred or expected to be incurred in connection with forwarding the

Notice and which would not have been incurred but for the obligation to forward the Notice, upon submission of appropriate documentation to the Administrator.

DATED: , 2007	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x

In re DORAL FINANCIAL CORP.	:	Master Docket No. 1:05-md-01706-RO
SECURITIES LITIGATION	:	(Civil Action No. 1:05-cv-04014-RO)
:
	:	CLASS ACTION
This Document Relates To:	:
	:	SUMMARY NOTICE
ALL ACTIONS.	:
	x	EXHIBIT C

TO:	ALL PERSONS WHO PURCHASED DORAL FINANCIAL CORP. (“DORAL”) SECURITIES BETWEEN MARCH 15, 2000 AND AUGUST 15, 2006, INCLUSIVE, AND TO ALL CURRENT DORAL SHAREHOLDERS
     YOU ARE HEREBY NOTIFIED that pursuant to an Order of the United States District Court for the Southern District of New York, a hearing will be held on ___, 2007, at ___:___.m., before the Honorable Richard Owen, United States District Judge Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007, for the purpose of determining: (1) whether the proposed Settlement for $130,000,000 in cash plus the adoption of corporate governance enhancements by Doral should be approved by the Court as fair, reasonable, and adequate; (2) whether, thereafter, the Class Action and Derivative Actions should be dismissed with prejudice against the Settling Defendants as set forth in the Stipulation and Agreement of Partial Settlement dated April ___, 2007; (3) whether the Plan of Allocation of settlement proceeds is fair, reasonable, and adequate and therefore should be approved; and (4) the reasonableness of the applications of Lead Counsel and Lead Derivative Counsel for the payment of attorneys’ fees and reimbursement of expenses incurred in connection with the Class Action and Derivative Actions, together with interest thereon.
     If you purchased Doral securities between March 15, 2000 and August 15, 2006, inclusive, or if you have been a Doral shareholder between March 15, 2000 and the present, your rights may be affected by this Settlement. If you have not received a detailed Notice of Pendency and Proposed Partial Settlement of Class and Derivative Actions and a copy of the Proof of Claim and Release form, you may obtain copies by writing to Doral Securities Litigation, Administrator, c/o Gilardi & Co. LLC, P.O. Box 8040, San Rafael, CA 94912-8040, or by downloading this information at www.gilardi.com. If you purchased Doral securities between March 15, 2000 and August 15, 2006, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim and Release form no later than ___, 2007, establishing that you are entitled to a recovery. You will be bound by any judgment rendered in the Class Action unless you request to be excluded, in writing, to the above address, postmarked by ___, 2007.
     Any objection to the Settlement must include your name, address, telephone number, your signature, the number and type of shares of Doral securities purchased and sold between March 15, 2000 and August 15, 2006, inclusive, or purchased and held as of March 15, 2000 and the present, and the reasons you object to the Settlement, and must be filed with the Court no later than ___, 2007, and received by the following no later than ___, 2007:
LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
ELLEN GUSIKOFF STEWART
655 West Broadway, Suite 1900
San Diego, California 92101-3301
Counsel for Lead Plaintiff, Named Plaintiffs and the Class
FEDERMAN & SHERWOOD
WILLIAM B. FEDERMAN
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120
Counsel for Lead Derivative Plaintiff and the Shareholders
CLEARY GOTTLIEB STEEN & HAMILTON LLP
MATTHEW D. SLATER
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006
Counsel on Behalf of Settling Defendants
     PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED:	, 2007	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x

In re DORAL FINANCIAL CORP.	:	Master Docket No. 1:05-md-01706-RO
SECURITIES LITIGATION	:	(Civil Action No. 1:05-cv-04014-RO)
:
	:	CLASS ACTION
This Document Relates To:	:
	:	PROOF OF CLAIM AND RELEASE
ALL ACTIONS.	:
	x	EXHIBIT D

I. GENERAL INSTRUCTIONS
     To recover as a member of the Class based on your claims in the action entitled In re Doral Financial Corp. Securities Litigation, Master Docket No. 1:05-md-01706-RO (the “Class Action”), you must complete and, on page ___hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Net Settlement Fund created in connection with the proposed settlement of the Class Action.
     Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of the settlement of the Class Action.
     YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE ___, 2007, ADDRESSED AS FOLLOWS:
Doral Securities Litigation
Administrator
c/o Gilardi & Co. LLC
P.O. Box 8040
San Rafael, CA 94912-8040
     If you are NOT a member of the Class (as defined in the Notice of Pendency and Proposed Partial Settlement of Class and Derivative Actions (“Notice”)) DO NOT submit a Proof of Claim and Release form.
     If you are a member of the Class and you did not timely request exclusion in connection with the proposed settlement, you are bound by the terms of any judgment entered in the litigation, including the releases provided therein, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE FORM.

II. DEFINITIONS
     1. “Settling Class Defendants” means Doral Financial Corporation, Salomon Levis, David Levis, Sr., Zoila Levis, Ricardo Melendez, Richard F. Bonini, Edgar M. Cullman, Jr., Mario Levis, Efraim Kier, Harold D. Vicente, John B. Hughes and Peter A. Hoffman.
     2. “Doral” means Doral Financial Corporation and any of its predecessors, successors, parents, subsidiaries, divisions or affiliates.
     3. “Non-Settling Defendant” means PricewaterhouseCoopers LLP.
     4. “Released Parties” means Doral, its past, present and future subsidiaries, divisions, and affiliates, the Individual Defendants, Settling Derivative Defendants, A. Brean Murray, and David R. Levis, and their respective immediate family members; (i) the present and former employees, officers and directors of each of the foregoing; (ii) the present and former attorneys, accountants, auditors, advisors, trustees, administrators, fiduciaries, consultants, representatives, insurers, including but not limited to the Insurers, and agents of each of the foregoing; and (iii) the predecessors, heirs, successors, and assigns of each of the foregoing (all the foregoing together, the “Defendant Releasees”), and any Person or entity, which is or was related to or affiliated with any Defendant Releasee or in which any Defendant Releasee has or had a controlling interest, and the present and former employees, officers and directors, attorneys, accountants, auditors, advisors, trustees, administrators, fiduciaries, consultants, representatives, insurers and agents of each of them. The Non-Settling Defendant is expressly excluded from the definition of Released Parties.
     All other capitalized terms shall have the same meanings set forth in the Stipulation and Agreement of Partial Settlement.
III. CLAIMANT IDENTIFICATION
     If you purchased Doral securities and held the certificate(s) in your name, you are the beneficial purchaser as well as the record purchaser. If, however, you purchased Doral securities and the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser and the third party is the record purchaser.
     Use Part I of this form entitled “Claimant Identification” to identify each purchaser of record (“nominee”), if different from the beneficial purchaser of Doral securities which forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER OR PURCHASERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OR PURCHASERS, OF THE DORAL SECURITIES UPON WHICH THIS CLAIM IS BASED.
     All joint purchasers must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.
IV. CLAIM FORM
     Use Part II of this form entitled “Schedule of Transactions in Doral Securities” to supply all required details of your transaction(s) in Doral securities If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.
     On the schedules, provide all of the requested information with respect to all of your purchases and all of your sales of Doral securities which took place at any time between March 15, 2000 and August 15, 2006, inclusive (the “Class Period”), whether such transactions resulted in a profit or a loss. You must also provide all of the requested information with respect to all of the Doral securities you held at the beginning of trading on March 15, 2000, and at the close of trading on August 15, 2006. Failure to report all such transactions may result in the rejection of your claim.

     List each transaction in the Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.
     The date of covering a “short sale” is deemed to be the date of purchase of Doral securities. The date of a “short sale” is deemed to be the date of sale of Doral securities.
     Copies of broker confirmations or other documentation of your transactions in Doral securities should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
In re Doral Financial Corp. Securities Litigation.
Master Docket No. 1:05-md-1706-RO
PROOF OF CLAIM AND RELEASE
Must be Postmarked No Later Than:
______________, 2007
Please Type or Print
PART I: CLAIMANT IDENTIFICATION

Beneficial Owner’s Name (First, Middle, Last)

Street Address

City	State or Province

Zip Code or Postal Code	Country

Individual

Social Security Number or	Corporation/Other

Taxpayer Identification Number

Area Code	Telephone Number (work)

Area Code	Telephone Number (home)

Record Owner’s Name (if different from beneficial owner listed above)

PART II: SCHEDULE OF TRANSACTIONS IN DORAL SECURITIES
A.	Number of and type of shares of Doral securities held at the beginning of trading on March 15, 2000: ___

B.	Purchases (March 15, 2000 — August 15, 2006, inclusive) of Doral securities:

Trade Date	Number of Shares	Total Purchase
Mo. Day Year	Purchased	Price	Type of Security

1.___	1.___	1.___
2.___	2.___	2.___
3.___	3.___	3.___
IMPORTANT: Identify by number listed above all purchases in which you covered a “short sale”: ___
C.	Sales (March 15, 2000 — August 15, 2006, inclusive) of Doral Securities:

Trade Date	Number of Shares
Mo. Day Year	Sold	Total Sales Price	Type of Security

1.___	1.___	1.___
2.___	2.___	2.___
3.___	3.___	3.___
D.	Number and type of shares of Doral securities held at close of trading on August 15, 2006: ___
     If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page.
     YOU MUST READ THE RELEASE AND YOUR SIGNATURE ON PAGE ___WILL CONSTITUTE YOUR ACKNOWLEDGMENT OF THE RELEASE.

V. SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS
     I (We) submit this Proof of Claim and Release under the terms of the Stipulation of and Agreement of Partial Settlement described in the Notice. I (We) also submit to the jurisdiction of the United States District Court for the Southern District of New York, with respect to my (our) claim as a Class Member and for purposes of enforcing the release set forth herein. I (We) further acknowledge that I am (we are) bound by and subject to the terms of any judgment that may be entered in the litigation. I (We) agree to furnish additional information to the Administrator to support this claim (including transactions in other Doral securities such as options) if requested to do so. I (We) have not submitted any other claim covering the same purchases or sales of Doral securities during the Class Period and know of no other person having done so on my (our) behalf.
VI. RELEASE
     I (We) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge from the Released Claims each and all of the Released Parties.
     “Released Claims” shall collectively mean all Claims asserted by or that could have been asserted by or on behalf of Plaintiffs, any Class Member, any Shareholder, or Doral, including, but not limited to, in the Class Action or Derivative Actions, against the Defendant Released Parties, including without limitation (i) all Claims directly or indirectly arising out of or relating to investments (including, but not limited to, purchases, sales, exercises, and decisions to hold), held at any time, or from time to time, during the Class Period in securities issued by Doral and/or in options or derivative investments (to the extent issued by or on behalf of Doral) based in whole or in part on the value of securities issued by Doral; and (ii) all Claims arising out of or relating to any statements made or issued during the Class Period by any of the Defendant Released Parties concerning Doral, or which arise out of or relate in any way to any disclosures, registration statements or other statements by Doral, or by any of the Defendant Released Parties concerning Doral.
     “Unknown Claims” means any and all Claims and any and all facts relating to such Claims that any Lead Plaintiff, Named Plaintiff, Class Member, Lead Derivative Plaintiff or Shareholder does not know of or suspect to exist in his, her, or its favor at the time of the release of the Defendant Released Parties which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Defendant Released Parties, or might have affected his, her or its decision not to object to this Settlement, or not to exclude himself, herself, or itself from the Class, and without regard to the subsequent discovery or existence of such different or additional facts.
     With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff, Named Plaintiffs, Lead Derivative Plaintiff and Shareholders shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542 and any provisions, rights and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable or equivalent to California Code §1542 which provides:
     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Lead Plaintiff, Named Plaintiffs, Class Members, Lead Derivative Plaintiff and Shareholders may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true with respect to the subject matter of the Released Claims; however, each Lead Plaintiff, Named Plaintiff, and Lead Derivative Plaintiff shall expressly waive, and each Class Member and Shareholder upon the Effective Date, shall be deemed to have, and by operation of the

Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff, Named Plaintiffs and Lead Derivative Plaintiff acknowledge, and the Class Members and Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.
     This release shall be of no force or effect unless and until the Court approves the Stipulation and Agreement of Partial Settlement and the Stipulation becomes effective on the Effective Date (as defined in the Stipulation). I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.
     I (We) hereby warrant and represent that I (we) have included information about all of my (our) transactions in Doral securities which occurred during the Class Period as well as the number of shares of Doral securities held by me (us) at the beginning of trading on March 15, 2000, and at the close of trading on August 15, 2006.
     I (We) certify that I am (we are) not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

     Note: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.
     I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct.

Executed this	day of

(Month/Year)

in

(City) (State/Country)

(Sign your name here)

(Type or print your name here)

(Capacity of person(s) signing, e.g., Beneficial Purchaser, Executor or Administrator)
ACCURATE CLAIMS PROCESSING TAKES A
SIGNIFICANT AMOUNT OF TIME.
THANK YOU FOR YOUR PATIENCE.
Reminder Checklist:
1.	Please sign the above release and declaration.

2.	Remember to attach supporting documentation, if available.

3.	Do not send original stock certificates.

4.	Keep a copy of your claim form for your records.

5.	If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

6.	If you move, please send us your new address.

EXHIBIT E
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

X

:
:
IN RE DORAL FINANCIAL CORPORATION SECURITIES	:
LITIGATION	: :	05 MD 1706 (RO)
This Document Relates to ALL ACTIONS, including:	:
:
Consolidated Class Action Complaint (05-md-1706;	:
05-cv-4014; 05-cv-4026; 05-cv-4074; 05-cv-4077;	:
05-cv-4087; 05-cv-4098; 05-cv-4113; 05-cv-4141;	:
05-cv-4233; 05-cv-4250; 05-cv-4294; 05-cv-4413;	:
05-cv-4973; 05-cv-5212; 05-cv-5213; 05-cv-9298;	:
05-cv-9299; 05-cv-5565);	:
:
Gavov v. Levis, 05-cv-5248;	:
:
Freeborn v. Levis, 05-cv-5250;	:
:
Rosenbaum Capital, LLC v. Levis, 05-cv-5486;	:
:
Corwin v. Levis, 06-cv-7711;	:
:
Fox v. Levis, 07-cv-3252; and	:
:
Jordan v. Doral Financial Corp, 05-cv-8882.	:
X

[PROPOSED]
JUDGMENT DISMISSING CLAIMS AGAINST THE SETTLING DEFENDANTS

OWEN, D. J.,
     This matter having come before the Court for hearing pursuant to the Court’s Preliminary Approval Order dated ___, 2007, on the application of the Parties for approval of the Settlement set forth in the Stipulation and Agreement of Partial Settlement, dated April 27, 2007 (the “Stipulation”), and due and adequate notice having been given to the Class and the Shareholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefor;
     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
     1. This Order incorporates by reference the definitions in the Stipulation, and, except where stated otherwise, all capitalized terms used herein have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of the Class Action and the Derivative Actions and over all members of the Class and all Shareholders.
     3. The notice given to the Class and the Shareholders of the proposed Settlement and the other matters set forth in the Stipulation was the best notice practicable under the circumstances, including individual notice to all members of the Class and all Shareholders who could be identified through reasonable effort. Said notice provided due and adequate notice of these proceedings and of the matters set forth in the Stipulation, including the proposed Settlement, to all persons entitled to such notice, and said notice fully satisfied the requirements of Rules 23 (“Rule 23”) and 23.1 (“Rule 23.1”) of the Federal Rules of Civil Procedure, and due process. Members of the Class and Shareholders have been offered a full opportunity to object to the proposed Settlement and to participate in the hearing thereon. Thus, it is hereby determined that all members of the Class who did not elect to exclude themselves by proper written communication postmarked or delivered by hand to the Administrator on or before ___, 2007, as required per the Notice, Summary Notice (each as defined in the Preliminary Approval Order) and the Preliminary Approval Order, and all Shareholders, are bound by this Judgment.
     4. The Settlement is approved as fair, reasonable and adequate, within the meaning of Rule 23 and Rule 23.1, and in the best interests of the Class and the Shareholders. The Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.
     5. The Court reaffirms, solely for the purposes of the Stipulation and Settlement, that all elements for maintenance of the Class Action as a Rule 23 class action have been met, and the Court confirms certification of the Class solely for the purposes of the Stipulation and Settlement. Specifically: the Class is ascertainable; the Class satisfies the numerosity requirement of Rule 23(a)(1); there are common issues of fact and law sufficient to satisfy Rule 23(a)(2); the claims of the Lead Plaintiff and Named Plaintiffs are typical of the claims of absent members of the Class, satisfying Rule 23(a)(3); the Lead Plaintiff and Named Plaintiffs are adequate representatives of the Class, satisfying Rule 23(a)(4); common issues predominate over individual issues, satisfying Rule 23(b)(3); and class action treatment is a superior method of proceeding in this matter, satisfying Rule 23(b)(3).
     6. The Court finds that the Complaint and Lead Derivative Action were filed, and the actions in support thereof were taken, on a good faith basis in accordance with Section 21D(c)(1) of the Private Securities Litigation Reform Act of 1995 based upon all publicly available information, and all Parties and their counsel satisfied the requirements of

2

Rule 11 of the Federal Rules of Civil Procedure throughout the course of the litigation and as to each and every paper filed in the Class Action and the Derivative Actions.
     7. The Class Action, the Complaint, the Lead Derivative Action, the Lead Derivative Complaint, the Derivative Actions, and the claims asserted therein by Class Members or Shareholders are hereby dismissed as against the Settling Defendants, A. Brean Murray, and David R. Levis in their entirety on the merits and with prejudice, in full and final discharge of any and all Claims which were or could have been asserted therein, as against the Settling Defendants, A. Brean Murray, and David R. Levis, without fees or costs.
     8. The Lead Plaintiff, the Named Plaintiffs, Lead Derivative Plaintiff, the Shareholders, and all Class Members are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, in the Class Action or Derivative Actions or any other action or proceeding, including in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other tribunal or forum in the United States or elsewhere, any Released Claim against any of the Defendant Released Parties, regardless of whether any such Lead Plaintiff, Named Plaintiff, Lead Derivative Plaintiff, Shareholder, and/or Class Member ever seeks or obtains any distribution from the Settlement Fund by any means, including, without limitation, by submitting a Proof of Claim and Release form.
     9. The Settling Defendants are hereby permanently barred and enjoined from instituting, commencing or prosecuting, in the Class Action or Derivative Actions or any other action or proceeding, including in any federal or state court, or in any other court, arbitration proceeding, administrative proceeding, or other tribunal or forum in the United States or

3

elsewhere, any Claims against the Plaintiff Releasees relating to the institution or prosecution of the Class Action or Lead Derivative Action.
     10. The Released Claims against each and all of the Released Parties shall be fully, finally and forever released, relinquished, discharged and dismissed with prejudice and on the merits, without costs to any party, upon entry of this Judgment.
     11. The Non-Settling Defendant, and any other Person currently or later named as a defendant in the Class Action or Derivative Actions (including, without limitation, any other Settling Defendant), are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Claim for indemnity or contribution against the Defendant Released Parties (or any other Claim against the Defendant Released Parties where the injury consists of actual or threatened Claims by or liability to the Plaintiffs, or any settlement payment to any Plaintiff), based upon the Released Claims, whether as claims, cross-claims, counterclaims, third-party claims or otherwise, whether or not asserted in the Complaint, and whether asserted in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other tribunal or forum in the United States or elsewhere. Each such barred Person other than a Settling Defendant shall be entitled to a judgment credit in an amount equal to the amount permitted under applicable law.
     12. The Settling Defendants are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting against the Non-Settling Defendant or any other Person currently or later named as a defendant in the Class Action or Derivative Actions (including, without limitation, any other Settling Defendant) any Claim for indemnity or contribution (or any other Claim where the injuries to the Settling Defendants are actual or threatened Claims by or liabilities to the Plaintiffs, or any settlement which the Settling

4

Defendants are obligated to pay or agree to pay to a Plaintiff) based upon the Released Claims, whether as claims, cross-claims, counterclaims, third-party claims or otherwise, whether or not asserted in the Complaint, and whether asserted in this Court, in any federal or state court, or in any other court, arbitration proceeding, administrative agency, or other tribunal or forum in the United States or elsewhere.
     13. Neither the Stipulation, this Judgment nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any Released Claim or of any wrongdoing or liability of the Settling Defendants; or (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault or omission of the Settling Defendants in any civil, criminal or administrative proceeding in any court, arbitration proceeding, administrative agency or other forum or tribunal, other than in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement or this Judgment.
     14. Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties for all matters relating to this Class Action and the Derivative Actions, including (a) the implementation of the Settlement; (b) any distributions from the Settlement Fund, including interest earned thereon; and (c) all further proceedings concerning the administration, consummation and enforcement of the Stipulation, the Settlement and this Judgment.
     15. The finality of this Judgment shall not be affected, in any manner, by rulings the Court may make concerning the Plan of Allocation and/or Lead Counsel’s or Lead Derivative Counsel’s applications for an award of attorneys’ fees and expenses. The Settling Defendants shall have no obligation to pay the Settlement Fund into the Settlement Accounts except as

5

specifically provided in paragraphs 9 and 10 of the Stipulation, and there shall be no distribution of any of the Net Settlement Fund to any Class Member until a Plan of Allocation is finally approved and is affirmed on appeal and/or is no longer subject to review by appeal or certiorari, and the time for any petition for rehearing, appeal, or review, by certiorari or otherwise, has expired.
     16. In the event that the Effective Date does not occur, this Judgment shall be rendered null and void and shall be vacated nunc pro tunc, and the provisions of paragraphs 30 and 31 of the Stipulation shall apply.
     17. The Court finds that Lead Plaintiff, Named Plaintiffs and Lead Counsel adequately represented the Class for purposes of negotiating, entering into, and implementing the Settlement.
     18. This Judgment is a final judgment in the Class Action and Derivative Actions as to all claims among the Parties. This Court finds that there is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.
     19. Nothing in this Judgment shall preclude any action to enforce the terms of the Stipulation or this Judgment.
     20. Nothing in this Judgment shall release any Claims of the Plaintiffs against the Non-Settling Defendant.

6

     21. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
SO ORDERED:

Dated:	, 2007 New York, New York

Richard Owen United States District Judge

7